- -------------------------------------------------------------------------------

                          CABLE TV FUND 12-BCD VENTURE

                   $93,000,000 IN AGGREGATE PRINCIPAL AMOUNT

                                       OF

                 8.64% SENIOR SECURED NOTES DUE MARCH 31, 2000

- -------------------------------------------------------------------------------

                            -----------------------
                            NOTE PURCHASE AGREEMENT
                            -----------------------

                           Dated as of March 31, 1992

SECTION 1. THE NOTES

Section 1.1    Authorization of Notes   . . . . . . . . . . . . . . . . . . .      1
Section 1.2    Purchase and Sale of Notes; Closing  . . . . . . . . . . . . .      2
Section 1.3    Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . .      2
Section 1.4    Security Documents; Intercreditor Agreement  . . . . . . . . .      2
Section 1.5    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . .      4

SECTION 2. GENERAL REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 2.1    Organization and Authority   . . . . . . . . . . . . . . . . .      4
Section 2.2    Financial Statements and Other Information; Financial
               Condition  . . . . . . . . . . . . . . . . . . . . . . . . . .      5
Section 2.3    Business   . . . . . . . . . . . . . . . . . . . . . . . . . .      8
Section 2.4    No Material Adverse Change   . . . . . . . . . . . . . . . . .      9
Section 2.5    Intellectual Property, etc   . . . . . . . . . . . . . . . . .      9
Section 2.6    Title to Properties; Leases; Financing Statements  . . . . . .      9
Section 2.7    Compliance with Other Instruments, etc   . . . . . . . . . . .     10
Section 2.8    Systems  . . . . . . . . . . . . . . . . . . . . . . . . . . .     11
Section 2.9    No Materially Adverse Contracts, etc   . . . . . . . . . . . .     11
Section 2.10   Compliance with Law  . . . . . . . . . . . . . . . . . . . . .     11
Section 2.11   Compliance with ERISA; Multiemployer Plans   . . . . . . . . .     11
Section 2.12   Compliance with Environmental Laws   . . . . . . . . . . . . .     12
Section 2.13   Pending Litigation, etc  . . . . . . . . . . . . . . . . . . .     14
Section 2.14   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
Section 2.15   Regulation and Status under Holding Company Act, etc . . . . .     15
Section 2.16   No Foreign Assets Control Regulations Violation  . . . . . . .     15
Section 2.17   No Margin Regulation Violation   . . . . . . . . . . . . . . .     15
Section 2.18   Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . .     16
Section 2.19   No Event of Default  . . . . . . . . . . . . . . . . . . . . .     16
Section 2.20   Consents   . . . . . . . . . . . . . . . . . . . . . . . . . .     16
Section 2.21   Validity of Agreement, Security Documents,
               Subordination Agreement and Notes  . . . . . . . . . . . . . .     16
Section 2.22   Labor Relations  . . . . . . . . . . . . . . . . . . . . . . .     17
Section 2.23   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . .     17
Section 2.24   Broker's or Finder's Commissions   . . . . . . . . . . . . . .     17
Section 2.25   Representations and Warranties in Related Documents  . . . . .     17
Section 2.26   Solvency   . . . . . . . . . . . . . . . . . . . . . . . . . .     17
Section 2.27   Partnership Interests  . . . . . . . . . . . . . . . . . . . .     18
Section 2.28   Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . .     18

SECTION 3. OTHER AGREEMENTS; SECURITIES ACT; ERISA REPRESENTATIONS

Section 3.1    Other Agreements . . . . . . . . . . . . . . . . . . . . . . .     19
Section 3.2    Offerees . . . . . . . . . . . . . . . . . . . . . . . . . . .     19

Section 3.3    No Intent to Distribute  . . . . . . . . . . . . . . . . . . .     19
Section 3.4    ERISA Representations  . . . . . . . . . . . . . . . . . . . .     20

SECTION 4. CONDITIONS OF OBLIGATION TO PURCHASE NOTES

Section 4.1    Opinion of Special Counsel for You   . . . . . . . . . . . . .     21
Section 4.2    Opinions of Counsel for the Company  . . . . . . . . . . . . .     22
Section 4.3    Performance of Obligations   . . . . . . . . . . . . . . . . .     22
Section 4.4    Representations True; No Event of Default  . . . . . . . . . .     22
Section 4.5    Legality   . . . . . . . . . . . . . . . . . . . . . . . . . .     22
Section 4.6    Assignment of Private Placement Number   . . . . . . . . . . .     23
Section 4.7    Security Documents; Financing Statements   . . . . . . . . . .     23
Section 4.8    Other Purchasers of Notes  . . . . . . . . . . . . . . . . . .     23
Section 4.9    Amendment of Existing Loan Agreement   . . . . . . . . . . . .     23
Section 4.10   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23
Section 4.11   Dissolution; No Merger or Change in Control  . . . . . . . . .     23
Section 4.12   Fees and Disbursements of Special Counsel for You  . . . . . .     23
Section 4.13   Searches   . . . . . . . . . . . . . . . . . . . . . . . . . .     24
Section 4.14   Consents   . . . . . . . . . . . . . . . . . . . . . . . . . .     24
Section 4.15   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . .     24
Section 4.16   Intercreditor Agreement; Subordination Agreement   . . . . . .     24
Section 4.17   Title Reports  . . . . . . . . . . . . . . . . . . . . . . . .     24
Section 4.18   Change of Law  . . . . . . . . . . . . . . . . . . . . . . . .     24
Section 4.19   Proceedings, Instruments, etc  . . . . . . . . . . . . . . . .     24

SECTION 5. EXPENSES

SECTION 6. CERTAIN SPECIAL RIGHTS

Section 6.1    Home Office Payment  . . . . . . . . . . . . . . . . . . . . .     26
Section 6.2    Delivery Expenses  . . . . . . . . . . . . . . . . . . . . . .     26
Section 6.3    Issuance Taxes   . . . . . . . . . . . . . . . . . . . . . . .     27
Section 6.4    Substitution of Purchaser  . . . . . . . . . . . . . . . . . .     27

SECTION 7. NOTE PREPAYMENTS

Section 7.1    Required Prepayments   . . . . . . . . . . . . . . . . . . . .     27
Section 7.2    Optional Prepayments   . . . . . . . . . . . . . . . . . . . .     28
Section 7.3    Notice of Prepayment   . . . . . . . . . . . . . . . . . . . .     28
Section 7.4    Partial Prepayment Pro Rata  . . . . . . . . . . . . . . . . .     29
Section 7.5    Mandatory Offer to Prepay Notes Upon a Partner Withdrawal  . .     29
Section 7.6    Required Prepayment of Notes Following a Sale of a System  . .     30

SECTION 8. REGISTRATION, EXCHANGE AND REPLACEMENT OF NOTES

Section 8.1    Registration   . . . . . . . . . . . . . . . . . . . . . . . .     31
Section 8.2    Exchange   . . . . . . . . . . . . . . . . . . . . . . . . . .     31
Section 8.3    Replacement  . . . . . . . . . . . . . . . . . . . . . . . . .     31

SECTION 9. CERTAIN COVENANTS OF THE COMPANY

Section 9.1    Maintenance of Office  . . . . . . . . . . . . . . . . . . . .     32
Section 9.2    Existence and Good Standing  . . . . . . . . . . . . . . . . .     32
Section 9.3    General Maintenance of Properties and Business, Etc  . . . . .     32
Section 9.4    Notice of Certain Events and Conditions  . . . . . . . . . . .     33
Section 9.5    Inspection   . . . . . . . . . . . . . . . . . . . . . . . . .     33
Section 9.6    Compliance with Law, etc   . . . . . . . . . . . . . . . . . .     34
Section 9.7    Payment of Taxes and Claims  . . . . . . . . . . . . . . . . .     34
Section 9.8    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     34
Section 9.9    Transactions with Affiliates   . . . . . . . . . . . . . . . .     35
Section 9.10   Limitations on Indebtedness  . . . . . . . . . . . . . . . . .     35
Section 9.11   Guaranties   . . . . . . . . . . . . . . . . . . . . . . . . .     36
Section 9.12   Funded Debt to Annualized Operating Cash Flow Ratio  . . . . .     36
Section 9.13   Debt Service Coverage  . . . . . . . . . . . . . . . . . . . .     36
Section 9.14   Operating Cash Flow to Interest Expense Ratio  . . . . . . . .     36
Section 9.15   Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     37
Section 9.16   No Additional Negative Pledge  . . . . . . . . . . . . . . . .     37
Section 9.17   Restricted Payments  . . . . . . . . . . . . . . . . . . . . .     37
Section 9.18   Transfer of Assets; Liquidation  . . . . . . . . . . . . . . .     37
Section 9.19   Acquisitions and Investments   . . . . . . . . . . . . . . . .     37
Section 9.20   Nature of Business   . . . . . . . . . . . . . . . . . . . . .     38
Section 9.21   Partnership Documents  . . . . . . . . . . . . . . . . . . . .     38
Section 9.22   Loan Agreement   . . . . . . . . . . . . . . . . . . . . . . .     38
Section 9.23   Repurchase of Notes  . . . . . . . . . . . . . . . . . . . . .     39
Section 9.24   Additional Collateral  . . . . . . . . . . . . . . . . . . . .     39
Section 9.25   Management Fees  . . . . . . . . . . . . . . . . . . . . . . .     39
Section 9.26   Extension of Franchises; Consents  . . . . . . . . . . . . . .     39
Section 9.27   Environmental Audit Report   . . . . . . . . . . . . . . . . .     39

SECTION 10. INFORMATION TO BE FURNISHED TO HOLDERS OF NOTES

Section 10.1   Financial Statements of the Company  . . . . . . . . . . . . .     40
Section 10.2   Other Information  . . . . . . . . . . . . . . . . . . . . . .     41
Section 10.3   Officer's Certificates   . . . . . . . . . . . . . . . . . . .     44

SECTION 11. DEFAULTS AND REMEDIES

Section 11.1   Events of Default; Acceleration of Notes   . . . . . . . . . .     44
Section 11.2   Default Remedies   . . . . . . . . . . . . . . . . . . . . . .     48
Section 11.3   Notice of Default  . . . . . . . . . . . . . . . . . . . . . .     49

Section 11.4   Annulment of Acceleration of Notes   . . . . . . . . . . . . .     49

SECTION 12. INTERPRETATION OF AGREEMENT AND NOTES

Section 12.1   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . .     49
Section 12.2   Directly or Indirectly   . . . . . . . . . . . . . . . . . . .     66
Section 12.3   Accounting Terms   . . . . . . . . . . . . . . . . . . . . . .     66
Section 12.4   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . .     66
Section 12.5   Headings   . . . . . . . . . . . . . . . . . . . . . . . . . .     66
Section 12.6   Independence of Covenants  . . . . . . . . . . . . . . . . . .     66

SECTION 13. MISCELLANEOUS

Section 13.1   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . .     67
Section 13.2   Survival   . . . . . . . . . . . . . . . . . . . . . . . . . .     67
Section 13.3   Successors and Assigns   . . . . . . . . . . . . . . . . . . .     67
Section 13.4   Amendment and Waiver   . . . . . . . . . . . . . . . . . . . .     68
Section 13.5   Counterparts   . . . . . . . . . . . . . . . . . . . . . . . .     69
Section 13.6   Reproduction of Documents  . . . . . . . . . . . . . . . . . .     69
Section 13.7   Consent to Jurisdiction and Venue  . . . . . . . . . . . . . .     69
Section 13.8   Non-Recourse   . . . . . . . . . . . . . . . . . . . . . . . .     70

                             SCHEDULES AND EXHIBITS

SCHEDULE I       Purchasers
SCHEDULE II      Information Furnished to the Purchasers
SCHEDULE III-A   Form of Opinion of Special Counsel for the Purchasers
SCHEDULE III-B   Forms of Opinions of Counsel for the Company
EXHIBIT A        Form of Note
EXHIBIT B        Form of Security Agreement
EXHIBIT C        Form of Deed of Trust and Assignment of Rents (California)
EXHIBIT D        Form of Mortgage (New Mexico)
EXHIBIT E        Form of Mortgage (Florida)
EXHIBIT F        Form of Leasehold Assignment
EXHIBIT G        Form of Intercreditor Agreement
EXHIBIT H        Form of Subordination Agreement

                          CABLE TV FUND 12-BCD VENTURE
                            9697 East Mineral Avenue
                           Englewood, Colorado 80112


                            -----------------------
                            NOTE PURCHASE AGREEMENT
                            -----------------------


                                                            As of March 31, 1992

To each of the Purchasers
 named in Schedule I hereto

Dear Sirs:

                 The undersigned Cable TV Fund 12-BCD Venture, a Colorado general partnership having its principal office at the address set forth above (said general partnership, together with its permitted successors and assigns, being hereinafter called the "Company"), hereby agrees with you as follows:

SECTION 1. THE NOTES.

                 SECTION 1.1 AUTHORIZATION OF NOTES. The Company has authorized the issuance and sale of $93,000,000 in aggregate principal amount of its 8.64% Senior Secured Notes due March 31, 2000 (such notes, together with all notes in the form annexed hereto as Exhibit A issued in exchange or replacement for, or on registration or transfer of, such notes are hereinafter called the "Notes"). Each Note shall bear interest from the date thereof until such Note shall become due and payable in accordance with the terms thereof and hereof (whether at maturity, by acceleration or otherwise) at the rate of 8.64% per annum, payable semiannually on each September 30 and March 31 (an "Interest Payment Date"), commencing September 30, 1992, and shall have a stated maturity of March 31, 2000. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Any overdue portion of the principal amount of any Note and premium, if any, and (to the extent permitted by applicable law) any overdue installment of interest shall bear interest at a rate equal to 10.64% per annum.

                 SECTION 1.2 PURCHASE AND SALE OF NOTES; CLOSING. The Company agrees to sell to you, and upon and subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein, you agree to purchase from the Company, Notes in the aggregate principal amount specified opposite your name in Schedule I hereto at a purchase price equal to 100% of such principal amount (the "Purchase Price"). The Notes are to be sold and delivered at one closing to be held on March 31, 1992 at 12:00 noon, New York City time (the "Closing Date"), at the offices of Orrick, Herrington & Sutcliffe, 599 Lexington Avenue, 29th Floor, New York, New York 10022. On the Closing Date, the Company will deliver to you a Note or Notes dated the Closing Date, in the principal amount or amounts specified therefor opposite your name in Schedule I hereto and registered in your name, or in the name of such nominee as may be set forth under your name in Schedule I hereto or you shall have designated by notice to the Company at least two Business Days prior to the Closing Date. The delivery of such Note or Notes to you shall be made against payment by wire transfer of immediately available funds to the Company's account at Mellon Bank,, N.A., Pittsburgh, Pennsylvania (ABA # 043 000 261), Account # 107-2680 in the amount of the Purchase Price of such Note or Notes.

                 SECTION 1.3 USE OF PROCEEDS. The proceeds of the sale of the Notes (net of expenses and costs) will be used to repay $93,000,000 in principal amount of existing Indebtedness of the Company under the Existing Loan Agreement.

                 SECTION 1.4 SECURITY DOCUMENTS; INTERCREDITOR AGREEMENT.

(a)      The Notes are to be secured by:

                 (i) an Amended and Restated Security Agreement, dated March 31, 1992, between the Company and CoreStates Bank, N.A., as collateral agent (in its capacity as collateral agent under the Security Documents, the "Collateral Agent"), substantially in the form annexed hereto as Exhibit B (which, together with all supplements thereto and amendments thereof, is referred to herein as the "Security Agreement"), granting to the Collateral Agent for the benefit of the Noteholders and the Banks a first-priority security interest in the Collateral (as defined in the Security Agreement), subject only to Permitted Liens;

                 (ii) 2 Amended and Restated Revolving Credit Deed of Trust and Security Agreement with Assignment of Rents, dated March 31, 1992, between the Company, as trustor, in favor of the trustee thereunder, for the benefit of the Collateral Agent, as beneficiary, substantially in the form annexed hereto as Exhibit C (which, together with all supplements thereto and amendments thereof, are referred to collectively herein as the

         "Deed of Trust (California)"), granting to the Collateral Agent for the benefit of the Noteholders and the Banks a first-priority security interest in the Premises (as defined in the Deed of Trust (California));

                 (iii) Amended and Restated Line of Credit Mortgage, dated March 31, 1992, between the Company and the Collateral Agent, as mortgagee, substantially in the form annexed hereto as Exhibit D (which, together with all supplements thereto and amendments thereof, is referred to herein as the "Mortgage (New Mexico)"), granting to the Collateral Agent for the benefit of the Noteholders and the Banks a first-priority security interest in the Mortgaged Property (as defined in the Mortgage (New Mexico));

                 (iv) Assignment of Mortgages and Fourth Mortgages Modification Agreement, dated March 31, 1992, between the Company and the Collateral Agent, as trustee, substantially in the form annexed hereto as Exhibit E (which, together with all supplements thereto and amendments thereof, is referred to herein as the "Mortgage (Florida)"), granting to the Collateral Agent for the benefit of the Noteholders and the Banks a first-priority security interest in the Mortgaged Property (as defined in the Mortgage (Florida)); and

                 (v) 6 leasehold assignments, each dated March 31, 1992, between the Company and the Collateral Agent and substantially in the form annexed hereto as Exhibit F-1, F-2, F-3, F-4, F-5 and F-6, respectively (which, together with all supplements thereto and amendments thereof, are referred to collectively herein as the "Leasehold Assignment"), assigning to the Collateral Agent for the benefit of the Noteholders all of the Company's rights under the Leases (as defined in the Leasehold Assignment).

         (b) The Deed of Trust (California), Mortgage (New Mexico), and Mortgage (Florida) are referred to collectively herein as the "Mortgage". The Security Agreement, the Mortgages and Leasehold Assignment are referred to collectively herein as the "Security Documents." The security interests and rights created under the Security Documents are referred to as the "Security." The Collateral, Leases, Premises and Mortgaged Property (as each such term may be defined in any of the Security Documents) are referred to collectively as the "Collateral." The rights of the holders of the Notes and the Banks under the Security Documents and in the property subject thereto will be subject to the provisions of an Intercreditor Agreement, substantially in the form annexed hereto as Exhibit G (the "Intercreditor Agreement").

         (c) Contemporaneously with the issuance of the Notes, the Company will enter into an Amended and Restated Credit Agreement, dated as of March 31, 1992, with CoreStates Bank, N.A., for itself and as agent for the Banks (as such agreement may be amended, modified or supplemented from time to time in compliance with the provisions of this Agreement, the "Loan Agreement"). The obligations of the Company under the Loan Agreement will also be secured by the Security Documents.

                 SECTION 1.5 DEFINITIONS. Certain capitalized terms used in this Agreement are defined in Section 12.1 hereof. References to a "Schedule" or "Exhibit" are, unless otherwise specified, to the appropriate Schedule or Exhibit annexed to this Agreement, each of which is deemed to be a part hereof.

SECTION 2. GENERAL REPRESENTATIONS AND WARRANTIES OR THE COMPANY.

                 The Company represents and warrants to you as follows:

                 Section 2.1 ORGANIZATION AND AUTHORITY. (a) The Company:

                 (i) is a general partnership duly formed and validly existing under the laws of the State of Colorado;

                 (ii) has all requisite partnership power and authority to own (or hold under lease) and operate its properties, to conduct its business as currently conducted and as currently proposed to be conducted;

                 (iii) has all requisite partnership power and authority necessary to enter into this Agreement and the Security Documents, to offer, issue, sell and deliver the Notes and to perform its obligations under this Agreement, the Security Documents and the Notes;

                 (iv) has made all filings and holds all franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such filings, franchises, licenses, permits or registrations necessary; and

                 (v)      has no Subsidiaries.

         (b)     Each of the Partners:

                 (i) is a limited partnership duly formed and validly existing under the laws of the State of Colorado;

                 (ii) has all requisite partnership power and authority to own (or hold under lease) and operate its properties, to conduct its business as currently conducted; and

                 (iii) has made all filings and holds all franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such filings, franchises, licenses, permits or registrations necessary other than such filings, franchises, licenses, permits or registrations as would not, individually or in the aggregate, have a material adverse effect on the business, earnings, properties or condition (financial or other) of such Partner.

         (c)     Jones:

                 (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado;

                 (ii) has all requisite corporate power and authority to own (or hold under lease) and operate its properties, to conduct its business as currently conducted and as currently proposed to be conducted; and

                 (iii) has qualified to do business in each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such qualification necessary other than such qualifications as would not, individually or in the aggregate, have a material adverse effect on the business, earnings, properties or condition (financial or other) of Jones.

                 SECTION 2.2 FINANCIAL STATEMENTS AND OTHER INFORMATION; FINANCIAL CONDITION. (a) The Company has heretofore furnished to you copies of:

                 (i) the Annual Report on Form 10-K of Cable TV Fund 12 for the Fiscal Year ended December 31, 1990 (the "1990 Cable TV Fund 12 Form 10-K"), containing audited balance sheets of the Company as at the end of such Fiscal Year and the prior Fiscal Year, and audited statements of operations, statements of partners' capital and statements of cash flows for such Fiscal Year and the prior Fiscal Year, together in each case with the auditor's report thereon of Arthur Andersen & Co., independent certified public accountants, and supplementary schedules containing certain condensed financial statements of the

         Company and certain statements of accumulated depreciation of property, plant and equipment;

                 (ii) the Annual Report on Form 10-K of Jones for the Fiscal Year ended May 31, 1991 (the "Jones Form 10-K", and together with the Cable TV Fund 12 Forms 10-K, the "Forms 10-K"), containing audited consolidated balance sheets of Jones as at the end of such Fiscal Year and the prior Fiscal Year, and audited consolidated statements of operations, statements of shareholders' investment and statements of cash flows for such Fiscal Year and the two prior Fiscal Years, together in each case with the auditor's report thereon of Arthur Andersen & Co., independent certified public accountants;

                 (iii) the Quarterly Report on Form 10-Q of Jones for the Fiscal Quarter ended November 30, 1991, containing unaudited condensed consolidated balance sheets of Jones as at November 30, 1991 and November 30, 1990 and unaudited condensed consolidated statements of operations and statements of cash flows of Jones for the Fiscal Quarters ended November 30, 1991 and November 30, 1990;

                 (iv) the Quarterly Report on Form 10-Q of Cable TV Fund 12-B for the Fiscal Quarter ended March 31, 1991, containing unaudited balance sheets of the Company as at March 31, 1991 and December 31, 1990 and unaudited statements of operations of the Company for the Fiscal Quarters ended March 31, 1991 and March 31, 1990;

                 (v) the Quarterly Report on Form 10-Q of Cable TV Fund 12-B for the Fiscal Quarter ended June 30, 1991, containing unaudited balance sheets of the Company as at June 30, 1991 and December 31, 1990 and unaudited statements of operations of the Company for the Fiscal Quarters ended June 30, 1991 and June 30, 1990 and for the six months ended June 30, 1991 and June 30, 1990;

                 (vi) the Quarterly Report on Form 10-Q of Cable TV Fund 12-B for the Fiscal Quarter ended September 30, 1991, containing unaudited balance sheets of the Company as at September 30, 1991 and December 31, 1990 and unaudited statements of operations of the Company for the Fiscal Quarters ended September 30, 1991 and September 30, 1990 and for the nine months ended September 30, 1991 and September 30, 1990;

                 (vii) the Quarterly Report on Form 10-Q of Cable TV Fund 12-C for the Fiscal Quarter ended March 31, 1991, containing unaudited balance sheets of the Company as at March 31, 1991 and December 31, 1990 and unaudited statements of operations of the Company for the Fiscal Quarters ended March 31, 1991 and March 31, 1990;

                 (viii) the Quarterly Report on Form 10-Q of Cable TV Fund 12-C for the Fiscal Quarter ended June 30, 1991, containing unaudited balance sheets of the Company as at June 30, 1991 and December 31, 1990 and unaudited statements of operations of the Company for the Fiscal Quarters ended June 30, 1991 and June 30, 1990 and for the six months ended June 30, 1991 and June 30, 1990;

                 (ix) the Quarterly Report on Form 10-Q of Cable TV Fund 12-C for the Fiscal Quarter ended September 30, 1991, containing unaudited condensed consolidated balance sheets of the Company as at September 30, 1991 and December 31, 1990 and unaudited condensed consolidated statements of operations of the Company for the Fiscal Quarters ended September 30, 1991 and September 30, 1990 and for the nine months ended September 30, 1991 and September 30, 1990;

                 (x) the Quarterly Report on Form 10-Q of Cable TV Fund 12-D for the Fiscal Quarter ended March 31, 1991, containing unaudited balance sheets of the Company as at March 31, 1991 and December 31, 1990 and unaudited statements of operations of the Company for the Fiscal Quarters ended March 31, 1991 and March 31, 1990;

                 (xi) the Quarterly Report on Form 10-Q of Cable TV Fund 12-D for the Fiscal Quarter ended June 30, 1991, containing unaudited balance sheets of the Company as at June 30, 1991 and December 31, 1990 and unaudited statements of operations of the Company for the Fiscal Quarters ended June 30, 1991 and June 30, 1990 and for the six months ended June 30, 1991 and June 30, 1990;

                 (xii) the Quarterly Report on Form 10-Q of Cable TV Fund 12-D for the Fiscal Quarter ended September 30, 1991, containing unaudited balance sheets of the Company as at September 30, 1991 and December 31, 1990 and unaudited statements of operations of the Company for the Fiscal Quarters ended September 30, 1991 and September 30, 1990 and for the nine months ended September 30, 1991 and September 30, 1990; (the Quarterly Reports described in the foregoing clauses (iv) to (xi) and this clause (xii), collectively, the "Forms 10-Q"); the Forms 10-Q together with the Forms 10-K being referred to herein as the "Disclosure Reports"; and the financial statements of the Company, the Partners and Jones referred to, or contained in any document referred to, in the foregoing clauses (i) through (xi) and this clause (xii) being hereinafter called the "Financial Statements"); and

                 (xiii) the Private Placement Memorandum furnished through Canadian Imperial Bank of Commerce Capital Markets, USA (the "Agent"), in connection with the offering of the Notes (the "Offering Memorandum").

                 (b) The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the respective periods covered thereby (in the case of any quarterly Financial Statements, subject to any year-end adjustments required by the Company's independent certified public accountants). The Financial Statements are correct and complete and present fairly in all material respects, the respective financial positions of the Company, each Partner and Jones as of the respective dates of the balance sheets included therein and the results of operations and cash flows of the Company, each Partner and Jones for the respective periods covered by the statements of operations and cash flows included therein. Neither the Company, any Partner nor Jones have any material obligation or liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or not due) which, either individually or in the aggregate, would be material to the Company, any Partner or Jones that is not disclosed by the Financial Statements or the Offering Memorandum. Neither the Company, any Partner nor Jones knows of any basis for the assertion against the Company, any Partner or Jones of any liability or obligation of any nature whatsoever that is not reflected in the Financial Statements which, either individually or in the aggregate, would be material to the Company, any Partner or Jones. The principal amounts of all other Indebtedness of the Company outstanding on the date hereof are accurately described in Item 2.2(b) of Schedule II hereto.

                 (c) The forward-looking financial information contained in the Offering Memorandum (the "Projections") has been prepared in good faith by the Company, based upon assumptions that the Company believes to be reasonable. At the dates of the Projections there were, and on the date hereof there are, no facts known to the Company which are inconsistent in any materially adverse respect with the Projections or such assumptions.

                 SECTION 2.3 BUSINESS. (a) The Offering Memorandum contains accurate descriptions of the general nature of the business of the Company as presently conducted, and the major properties owned or leased by the Company. The Company is not presently engaged in any material line of business not disclosed in the Offering Memorandum, and it does not own or lease any significant properties not so disclosed. The Company presently does not contemplate conducting a business other than the business presently conducted by it.

                 (b) The address of the principal place of business and chief executive office of the Company is accurately set forth at the head of this Agreement.

                 (c) The businesses conducted by the Company are not conducted under any corporate, trade or fictitious name other than Jones Intercable, Inc.

                 SECTION 2.4 NO MATERIAL ADVERSE CHANGE. Since December 31, 1990, there has been no material adverse change in the business, earnings, prospects, properties or condition (financial or other) of the Company. Since May 31, 1991, there has been no material adverse change in the business, earnings, prospects, properties or condition (financial or other) of Jones.

                 SECTION 2.5 INTELLECTUAL PROPERTY, ETC. The Company owns or possesses the rights to use, and holds free from burdensome restrictions or known conflicts with the rights of others, all copyrights, trademarks, service marks, trade names, patents and intellectual property licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted and as proposed to be conducted, and is in full compliance with the terms and conditions, if any, of all such copyrights, trademarks, service marks, trade names, patents and intellectual property licenses and the terms and conditions of any agreements relating thereto, except for such conflicts or noncompliance which, either individually or in the aggregate, do not materially and adversely affect, and in the future will not materially and adversely affect, the business, earnings, properties or condition (financial or other) of the Company.

                 SECTION 2.6 TITLE TO PROPERTIES; LEASES; FINANCING STATEMENTS.
(a) The Company has good and valid title (or, with respect to interests as lessee or otherwise, its equivalent under applicable law) to the properties and other assets purported to be owned (or leased) by it, including, without limitation, all assets in the Systems. Such properties and assets of the Company are subject to no Liens other than the Liens securing Indebtedness of the Company under the Existing Loan Agreement, which Liens are identified in
Part 1 of Item 2.6(a) of Schedule II hereto (the "Existing Bank Liens") and other Permitted Liens. Part 1 of Item 2.6(a) of Schedule II hereto accurately lists (i) each financing statement, deed, agreement or other instrument which has been filed, recorded or registered pursuant to any United States federal, state or local law or regulation that names the Company as debtor or lessee or as the grantor or the transferor of the interest created thereby, and (ii) as to each such financing statement, deed, agreement or other instrument, the names of the debtor, lessee, grantor or transferor and the secured party, lessor, grantee or transferee and the name of the jurisdiction in which such financing statement, deed, agreement or other instrument has been filed, recorded or registered. Except as contemplated hereby, the Company has not signed any agreement or instrument authorizing any secured party thereunder to file any such financing statement, deed, agreement or other instrument. The documents set forth in Part 2 of Item 2.6(a) of Schedule II hereto have each been or will on or prior to the Closing Date be duly filed, recorded or registered with the officials of the jurisdictions and on the dates set forth therein.

                 (b) The Company has the right to, and does, enjoy peaceful and undisturbed possession under all leases under which it is leasing property. All such leases are identified in Item 2.6(b) of Schedule II hereto and are valid, subsisting and in full force and effect, subject only to Permitted Liens, and the Company is not in default in the performance, observance or fulfillment of any obligation under any provision of any such lease, other than defaults which do not, individually or in the aggregate, have a material adverse effect on the business, earnings, properties or condition (financial or other) of the Company. The Company has no knowledge that any other party to any such lease is in default under any such lease.

                 SECTION 2.7 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. Neither the Company, any Partner nor Jones is (a) in violation of any term of its organizational documents or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under, (i) any evidence of Indebtedness or any instrument or agreement under or pursuant to which any evidence of Indebtedness has been issued or (ii) in the case of the Company, any other instrument or agreement to which it is a party or by which it is bound or any of its properties is affected, other than the defaults described in Part 1 of Item 2.7 of Schedule II hereto and defaults which do not, individually or in the aggregate, have a material adverse effect on the business, earnings, properties or condition (financial or other) of the Company, any Partner or Jones. The Company has not defaulted in, or failed to make at the time contemplated, payment of any principal of, or premium or interest on, any Indebtedness. Neither the execution, delivery or performance of this Agreement or the Security Documents nor the offer, issuance, sale, delivery or performance of the Notes nor the execution, delivery or performance of the Security Documents does or will (A) conflict with or violate any of the organizational documents of the Company, any Partner or Jones; (B) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the properties or assets of the Company pursuant to the terms of, any evidence of Indebtedness of the Company, or any instrument or agreement under or pursuant to which any evidence of Indebtedness of the Company has been issued, or any other instrument or agreement to which the Company is a party or by which it is bound, or (C) other than as described in Part 2 of Item 2.7 of Schedule II hereto, require any consent of or other action by any trustee or any creditor of, any lessor to or any investor in the Company, any Partner or Jones.

                 SECTION 2.8 SYSTEMS AND FRANCHISES. (a) The Company owns the Systems described in Item 2.8(a) of Schedule II hereto. Item 2.8(a) of Schedule II sets forth a description of the franchises, agreements, locations and subscriber counts of the Systems, a general description of the property and assets comprising the Systems, including any property leased from others and including the locations of all such property and assets, including without limitation, tower, headend and office facilities, and the record owners and legal descriptions of such locations and descriptions of any leases covering the Company's lease of any of such property, assets or locations from others.

                 (b) The Company is in compliance in all material respects with the terms and conditions governing each of its cable television franchises and the Company has not received any notice of default in respect of any such cable television franchise. There exist no conditions, nor is the Company a party to any agreement, which would restrict the ability of the Company to seek the renewal or extension of any such franchise under the Cable Act. To the Company's knowledge, no franchiser of any franchise intends to revoke, terminate or not to extend or renew the franchise granted by such franchisor.

                 SECTION 2.9 NO MATERIALLY ADVERSE CONTRACTS,.etc. Except as set forth generally in Schedule II hereto, the Company is not a party to or bound by (nor is any of its respective properties affected by) any contract or agreement, or subject to any order, writ, injunction or decree or other action of any court or any governmental department, commission, bureau, board or other administrative agency or official, or any charter or other partnership or contractual restriction, which materially adversely affects, or in the future will materially adversely affect, the business, earnings, properties or condition (financial or other) of the Company.

                 SECTION 2.10 COMPLIANCE WITH LAW. The Company is in compliance with all statutes, laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, could materially affect the business, earnings, properties or condition (financial or other) of the Company. Neither the execution, delivery or performance of this Agreement or the Security Documents nor the offer, issuance, sale, delivery or performance of the Notes will cause the Company to be in violation of any law or ordinance, or any order, rule or regulation, of any federal, state, municipal or other governmental or public authority or agency.

                 SECTION 2.11 COMPLIANCE WITH ERISA; MULTIEMPLOYER PLANS. (a) Neither the execution and delivery of this Agreement by the Company, the offer, issuance, sale and delivery of the Notes by the Company, the acquisition of the Notes by you or the Other Purchasers, the application by the Company of the proceeds of the sale of the Notes, nor the consummation of any of the other transactions contemplated by this Agreement, constitutes or will constitute a "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA). The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of the representations made by you and the Other Purchasers in Section 3.4 hereof. The Company has delivered to you a complete and correct list of all Plans with respect to which the Company or any ERISA Affiliate is a "party in interest" (within the meaning of Section 3(14) of ERISA) or with respect to which its securities are "employer securities" (within the meaning of Section 407(d)(1) of ERISA).

                 (b) Each Plan is in compliance in all material respects with applicable provisions of ERISA and the Code. The Company has made all contributions to the Plans required to be made by it.

                 (c) Except for liabilities to make contributions and to pay PBGC premiums and administrative costs, neither the Company nor any ERISA Affiliate has incurred any material liability to or on account of any Plan or Pension Plan under applicable provisions of ERISA or the Code and no condition exists which presents a material risk to the Company or any ERISA Affiliate of incurring any such liability. No Pension Plan has an "accumulated funding deficiency" (within the meaning of Section 412 of the Code), whether or not waived. Neither the Company, any ERISA Affiliate, the PBGC nor any other Person has instituted any proceedings or taken any other action to terminate any Pension Plan.

                 (d) The actuarial present value of all accrued benefit liabilities under each Pension Plan (based on the assumptions used in the funding of such Pension Plan, which assumptions are reasonable, and determined as of the last day of the most recent plan year of such Pension Plan for which an annual report has been filed with the Internal Revenue Service) did not exceed the current fair market value of the assets of such Pension Plan as of such last day.

                 (e) None of the Plans is a Multiemployer Plan, and neither the Company nor any ERISA Affiliate has contributed or been obligated to contribute to any Multiemployer Plan at any time within the preceding six years.

                 SECTION 2.12 COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) The Company is, and will continue to be, in full compliance with all applicable federal, state and local environmental laws, regulations and ordinances governing its business, products, properties or assets with respect to all discharges into the ground and surface water, emissions into the ambient air and generation, accumulation, storage, treatment, transportation, labeling or disposal of waste materials or process by-products the violation of which could materially affect the business, earnings, properties or condition (financial or other) of the Company and the Company is not liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing. All licenses, permits or registrations required for the business of the Company, as presently conducted and proposed to be conducted, under any federal, state or local environmental laws, regulations or ordinances have been obtained or made, other than any such licenses, permits or registrations the failure to obtain or make which, either individually or in the aggregate, do not materially and adversely affect, and will not materially and adversely affect, the business, earnings, properties or condition (financial or other) of the Company; and the Company is in compliance therewith.

                 (b) No release, emission or discharge into the environment of hazardous substances, as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or hazardous waste, as defined under the Resource Conservation and Recovery Act, or air pollutants as defined under the Clean Air Act, or pollutants, as defined under the Clean Water Act, by the Company has occurred or is presently occurring on or from any property owned or leased by the Company in excess of federal, state or local permitted releases or reportable quantities, or other concentrations, standards or limitations under the foregoing laws or any state or local law governing the protection of health and the environment or under any other federal, state or local laws or regulations (then or now applicable, as the case may be) other than any such releases, emissions or discharges which, either individually or in the aggregate, do not materially affect, and will not materially affect, the business, earnings, properties or condition (financial or other) of the Company.

                 (c) Other than as described in Item 2.12(c) of Schedule II hereto, the Company has never (i) owned, occupied or operated a site or structure on or in which any hazardous substance was or is stored, transported or disposed of, or (ii) transported or arranged for the transportation of any hazardous substance except, in each case, in full compliance with all applicable federal, state and local environmental laws, regulations and ordinances governing its business, products, properties or assets or the storage, transportation or disposal of hazardous substances. The Company has never caused or been held legally responsible for any release or threatened release of any hazardous substance, or received notification from any federal, state or other governmental authority of any such release or threatened release, or that it may be required to pay any costs or expenses incurred or to be incurred in connection with any efforts to mitigate the environmental impact of any release or threatened release, of any hazardous substance from any site or structure owned, occupied or operated by the Company.

                 SECTION 2.13 PENDING LITIGATION, ETC. Other than as set forth in Item 2.13 of Section II hereto, there is no action at law, suit in equity or other proceeding or investigation (whether or not purportedly on behalf of the Company) in any court, tribunal or by or before any other governmental or public authority or agency or any arbitrator or arbitration panel, pending or, to the best knowledge of the Company, threatened against or affecting the Company, the Partners or Jones or any of their respective properties, that either individually or in the aggregate (a) would be reasonably likely to materially and adversely affect the business, earnings, properties or condition (financial or other) of the Company, the Partners or Jones, or (b) could question the validity of this Agreement, the Security Documents or the Notes or the priority or perfection of any Liens created under the Security Documents. The Company is not in default with respect to any order, writ, injunction, judgment or decree of any court or other governmental or public authority or agency or arbitrator or arbitration panel.

                 SECTION 2.14 TAXES. Except as set forth in Item 2.14 of
Schedule II hereto, the Company and each Person which might have tax liabilities for which the Company is or may be liable, has filed all tax returns and paid all taxes required by law to be filed or paid, which have or may become due pursuant to said returns (or which to the knowledge of the Company are due and payable) and on all assessments received by the Company, or such Person, as the case may be, other than taxes being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with generally accepted accounting principles. No extensions of the time for the assessment of deficiencies have been granted by the Company. There are no material Liens on any properties or assets of the Company imposed or arising as a result of the delinquent payment or the nonpayment of any tax, assessment, fee or other governmental charge. The income tax returns of the Company have never been examined and reported upon by the relevant tax authorities. Adequate provision has also been made for all other taxes (whether past, current or deferred, federal, local or foreign, due or to come due) on such balance sheet, and the Company does not know of any transaction or matter which might or could result in additional tax assessments to the Company or any such Person, other than amounts provided for on such balance sheet or referred to in the notes thereto or amounts in respect of business carried on by the Company in the ordinary course since the date of such balance sheet. There are no applicable taxes, fees or other governmental charges payable by the Company in connection with the execution and delivery of this Agreement and the Security Documents or the offer, issuance, sale and delivery of the Notes by the Company, except for recording fees and documentary stamp taxes.

                 SECTION 2.15 REGULATION AND STATUS UNDER HOLDING COMPANY ACT, ETC. (a) The Company is not a "public utility company" or a "holding company", or a "subsidiary company" of a "holding company", or an affiliate of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended.

                 (b) The Company is not an "investment company", or an "affiliated person" of an "investment company", or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the Company is not an "investment adviser" or an "affiliated person" of an "investment adviser" as such terms are defined in the Investment Advisers Act of 1940, as amended.

                 (c) The Company is not subject to regulation under any state or local public utilities code or any federal, state or local statute or regulation limiting its ability to incur Indebtedness.

                 SECTION 2.16 NO FOREIGN ASSETS CONTROL REGULATIONS VIOLATION. None of the transactions contemplated by this Agreement or the Security Documents nor the application of any part of the proceeds of the sale of the Notes will result in a violation of any of the foreign assets control regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended (including, without limitation, the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations, the Libyan Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transactions Regulations, the Kuwaiti Assets Control Regulations and the Iraqi Sanctions Regulations contained in said Chapter V), or any ruling issued thereunder or any enabling legislation or other Presidential Executive Order granting authority therefor, nor will the proceeds of the Notes be used by the Company in a manner that would violate any thereof.

                 SECTION 2.17 NO MARGIN REGULATION VIOLATION. None of the transactions contemplated by this Agreement nor the application of any part of the proceeds from the sale of the Notes will violate or result in a violation of Section 7 of the Securities Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulation G (12 C.F.R., Part
207), as amended, Regulation T (12 C.F.R., Part 220), as amended, and Regulation X (12 C.F.R., Part 224), as amended, of the Board of Governors of the Federal Reserve System. The assets of the Company do not include any "margin securities" within the meaning of such Regulation G, and the Company does not have any intention of acquiring any such margin securities.

                 SECTION 2.18 PROCEEDINGS. The Company, the Partners and Jones have each taken all partnership and corporate action necessary, as the case may be, to authorize the execution and delivery of this Agreement and the Security Documents and the offer, issuance, sale and delivery of the Notes and the performance of all obligations to be performed by them hereunder and thereunder.

                 SECTION 2.19 NO EVENT OF DEFAULT. No event has occurred and is continuing, and no condition exists, that, if the Notes had been issued and were outstanding on the date hereof, would constitute a Default or an Event of Default.

                 SECTION 2.20 CONSENTS. No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental or public authority or agency, is, was or will be required for the valid execution, delivery and performance of this Agreement or the Security Documents or the valid offer, issuance, sale, delivery and performance of the Notes, other than the filing, recording or registration of the Security Documents in the jurisdictions set forth in Part 2 of Item 2.6(a) of Schedule II hereto and other than as described in Item 2.20 of Schedule II hereto. The Company and the Partners have each obtained all consents, approvals or authorizations of, made all declarations or filings with, or given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by the Company of its business as now conducted, other than such consents, approvals, authorizations, declarations, filings and notices which, neither individually nor in the aggregate, materially adversely affects or in the future will materially adversely affect, the business, earnings, properties or condition (financial or other) of the Company.

                 SECTION 2.21 VALIDITY OF AGREEMENT, SECURITY DOCUMENTS, SUBORDINATION AGREEMENT AND NOTES. This Agreement and the Security Documents have each been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms. The Subordination Agreement has been duly executed and delivered by

Jones and constitutes the legal, valid and binding obligation of Jones, enforceable in accordance with its terms. Upon receipt by the Company of payment for the Notes as provided in this Agreement, the Notes will have been duly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                 SECTION 2.22 LABOR RELATIONS. The Company is not engaged in any unfair labor practice which could materially affect the business, earnings, properties or condition (financial or other) of the Company. There is (a) no unfair labor practice complaint pending or threatened against the Company before the National Labor Relations Board or any court or labor board, and no grievance or arbitration proceedings arising out of or under collective bargaining agreements is so pending or threatened; (b) no strike, lock-out, labor dispute, slowdown or work stoppage pending or threatened against the Company; and (c) no union representation or certification question existing or pending with respect to the employees of the Company and no union organization activity taking place, which unfair labor practice complaint, grievance or arbitration proceedings, strike, lock-out, labor dispute, slowdown or work stoppage or union representation or certification question would be reasonably likely to have a material adverse effect on the business, earnings, properties or condition (financial or other) of the Company.

                 SECTION 2.23 INSURANCE. The Company has, with respect to the properties and business of the Company, with financially sound and reputable insurers, insurance against such casualties and contingencies of such types and in such amounts as is customary in the case of entities engaged in the same or a similar business having similar properties similarly situated.

                 SECTION 2.24 BROKER'S OR FINDER'S COMMISSIONS. Except for fees payable to the Agent by the Company, no broker's or finder's placement fee or commission will be payable by the Company with respect to the issuance and delivery of the Notes or with respect to any of the transactions contemplated hereby.

                 SECTION 2.25 REPRESENTATIONS AND WARRANTIES IN RELATED DOCUMENTS. The representations of the Company contained in the Security Documents and in any document, certificate or instrument delivered pursuant to this Agreement or the Security Documents are true and correct in all material respects and you may rely on such representations and warranties, if not made directly to you, as if such representations and warranties were made directly to you.

                 SECTION 2.26 SOLVENCY. The Company is and, immediately after giving effect to the issue and sale of the Notes and consummation of the other transactions contemplated by this Agreement, will be, Solvent.

                 For purposes of this Section 2.26, the term "Solvent" shall mean, with respect to any Person, that:

                 (a) the assets of such Person, at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person;

                 (b) based on current projections, which are based on underlying assumptions which provide a reasonable basis for the projections and which reflect such Person's judgment based on present circumstances of the most likely set of conditions and such Person's most likely course of action for the period projected, such Person believes it has sufficient cash flow to enable it to pay its debts as they mature; and

                 (c) such Person does not have an unreasonably small capital with which to engage in its anticipated business.

                 For purposes of this 2.26, the "fair valuation" of the assets of any Person shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

                 SECTION 2.27 PARTNERSHIP INTERESTS. The number and percentage of partnership interests in the Company and the ownership thereof, and the percentage of partnership interests in the Partners owned by Jones, are accurately set forth in Item 2.27 of Schedule II hereto; all such interests are validly existing and the creation and sale thereof and the creation and sale of the limited partnership interests in the Partners are in compliance with all applicable federal and state securities laws and other applicable laws; except as set forth in Item 2.27 of Schedule II hereto, the Partners' and Jones' ownership thereof is free and clear of any contractual restrictions except as set forth in the applicable limited partnership agreement as to each of the Partners and in the Joint Venture Agreement as to the Company; and Jones is the sole general partner of each Partner.

                 SECTION 2.28 FULL DISCLOSURE. This Agreement, the Security Documents, the Offering Memorandum and any report or financial statement referred to in Section 2.2 hereof and any certificate, report, statement or other writing furnished to you by or on behalf of the Company in connection with the negotiation of this Agreement and the

Security Documents and the sale of the Notes, do not contain and will not contain any untrue statement of a material fact or omit or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to the Company that has not been disclosed to you in writing that (a) materially and adversely affects, or in the future would be reasonably likely to materially and adversely affect, the business, earnings, prospects, properties or condition (financial or other) of the Company or (b) materially and adversely affects, or in the future could materially and adversely affect, the ability of the Company to perform its obligations under this Agreement, the Security Documents or the Notes.

SECTION 3. OTHER AGREEMENTS; SECURITIES ACT; ERISA REPRESENTATIONS.

                 SECTION 3.1 OTHER AGREEMENTS. Simultaneously with the execution and delivery of this Agreement, the Company is entering into other note purchase agreements identical in all respects with this Agreement with the other institutional investors named in Schedule I hereto (the "Other Purchasers"). The aggregate principal amount of Notes to be purchased by you and the Other Purchasers is $93,000,000. Such purchases by you and each of the Other Purchasers (each, a "Purchaser") in each case are to be separate and several transactions. The obligations of each Purchaser hereunder shall be several and not joint, and this Agreement shall for all purposes be construed and deemed to be a separate agreement between the Company and each Purchaser, acting severally and not jointly, with the same effect as though a separate agreement with each Purchaser to the effect herein provided were hereby entered into between the Company and each Purchaser.

                 SECTION 3.2 OFFEREES. The Company represents that neither it nor the Agent has, either directly or through any agent, offered any of the Notes or any similar securities for sale to, or solicited any offers to buy any thereof from, or otherwise approached or negotiated in respect thereof with, any Person or Persons other than you and not more than 44 other institutional investors, each of whom was offered the right to purchase Notes at private sale for investment. The Company represents that the Agent is the only Person authorized by it to act as an agent, broker, dealer, or in any similar capacity in connection with the offering or sale of the Notes and that the Agent acted solely as agent for the Company and not as agent for you. The Company agrees that it will not, and that it will use its best efforts to cause any agent on behalf of it to not, sell or offer any of the Notes or any similar securities to, or solicit offers to buy any thereof from, or otherwise approach or negotiate in respect thereof with, any other Person or Persons whomsoever, or take any other action, so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act or the provisions of any state or other securities law requiring registration of securities, notification of the issuance and sale thereof or confirmation of the availability of any exemption from registration thereof.

                 SECTION 3.3 NO INTENT TO DISTRIBUTE. This Agreement is made with you in reliance upon your representation to the Company, which by your acceptance hereof you confirm, that you are purchasing the Notes as principal for your own account and not with a view to the distribution thereof, and that you have no present intention of distributing any of the same; provided, however, that the disposition of your property shall be at all times within your own control and that your right to sell or otherwise dispose of all or any part of the Notes purchased or acquired by you pursuant to an effective registration statement under the Securities Act or under an exemption from such registration available under the Securities Act (including but not limited to the exemption provided by Rule 144A of the SEC thereunder) and in accordance with any applicable state securities law shall not be prejudiced; provided further, that you acknowledge that nothing in this Agreement is intended to impose an obligation on the Company to register the Notes under the Securities Act or any state securities law. You hereby represent that you have not engaged any Person to act as your agent, broker or dealer in connection with the purchase of the Notes hereunder. The Company and you each acknowledge that the Notes are securities (as defined in the Securities Act and the Exchange Act).

                 SECTION 3.4 ERISA REPRESENTATION. You represent that, with respect to the source of funds to be used by you to purchase the Notes (the "Source"):

                 (a) you are an insurance company and either (i) the source is not a "separate account" (within the meaning of Section 3(17) of ERISA), (ii) in reliance upon the present and continuing validity and applicability of paragraph (b) of Department of Labor Interpretive Bulletin 75-2, 29 C.F.R. Section 2509.75-2 (November 13,
         1986), the Source is not an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or a "plan" (within the meaning of
         Section 4975(e)(1) of the Code); (iii) the Source is a "governmental plan" (within the meaning of Section 3(32) of ERISA); (iv) the Source is an "insurance company pooled separate account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 90-1) and you have identified in writing to the Company each employee benefit plan (treating as a single plan all employee benefit plans maintained by the same employer or employee organization) whose assets in such pooled separate account exceed ten percent (10%) of the total assets in that account; (v) the Source is an "investment fund" (within the meaning of Part V(b) of PTCE 84-14) managed by an identified "qualified professional asset manager" (within the meaning of Part V(a) of PTCE 84-14) (a "QPAM"); or (vi) the Source is a specific employee benefit plan or a separate account comprised of such plans and you have provided in writing to the Company complete and accurate information as to the identity of such plan(s); or

                 (b) you are an entity other than an insurance company and either (i) the Source is not an "employee benefit plan" (within the meaning of Section 3(3) of ERISA), a "plan" (within the meaning of
         Section 4975(e)(1) of the Code) or an entity whose underlying assets include plan assets by reason of the investment in the entity by such an "employee benefit plan" or "plan" and the application of the Department of Labor's "plan asset regulations", 29 C.F.R. Section 2510.3-101 (November 13, 1986); (ii) the Source is a "governmental plan" (within the meaning of Section 3(32) of ERISA); (iii) the Source is a "collective investment fund maintained by a bank" (within the meaning of PTCE 91-38) and you have identified in writing to the Company each employee benefit plan (treating as a single plan all employee benefit plans maintained by the same employer or employee organization) whose assets in such bank collective investment fund exceed ten percent (10%) of the total assets in that fund; or (iv) the Source is an "investment fund" (within the meaning of Part V(b) of PTCE 84-14) managed by a QPAM; or (v) the Source is a specific employee benefit plan and you have provided in writing to the Company complete and accurate information as to the identity of that plan.

At your request, the Company shall deliver a certificate to you on the Closing Date stating that either (i) neither the Company nor any of its Subsidiaries or ERISA Affiliates is a "party in interest" (within the meaning of Section 3(14) of ERISA) with respect to any plan identified by you pursuant to clause (iv),
(v) or (vi) of subsection (a) of this Section 3.4 or clause (iii), (iv) or (v) of subsection (b) of this Section 3.4 or (ii) neither the Company nor any of its "affiliates" (within the meaning of Part V(c) of PTCE 84-14 has or has exercised the authority to appoint or terminate the QPAM as manager of the assets of any plan identified pursuant to clause (v) of subsection (a) of this
Section 3.4 or clause (iv) of subsection (b) of this Section 3.4 or to negotiate the terms of the management agreement between the QPAM and any such plan.

SECTION 4. CONDITIONS OF OBLIGATION TO PURCHASE NOTES.

                 Your obligation to purchase and pay for the Notes to be purchased by you hereunder on the Closing Date shall be subject to the satisfaction, prior to or concurrently with such purchase and payment, of the following conditions:

                 SECTION 4.1 OPINION OF SPECIAL COUNSEL FOR YOU. You shall have received from Orrick, Herrington & Sutcliffe, New York, New York, who are acting as special counsel for you in connection with the transactions contemplated by this Agreement ("Special Counsel"), an opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect specified in Schedule III-A hereto.

                 SECTION 4.2 OPINIONS OF COUNSEL FOR THE COMPANY. You and your Special Counsel shall have received from (i) Elizabeth M. Steele, Esq., general counsel of the Company, (ii) Quinn, Kully & Morrow, special California counsel for the Company, (iii) Ruden, Barnett, McCloskey, Smith, Schuster & Russell, P.A., special Florida counsel to the Company, (iv) Rodey, Dickason, Sloan, Akin & Robb, P.A., special New Mexico counsel to the Company, and (v) Dow, Lohnes & Albertson, special FCC counsel to the Company, opinions, each dated the Closing Date, in form and substance satisfactory to you and your Special Counsel, to the effect specified in Items 1, 2, 3, 4 and 5, respectively, of Schedule III-B hereto, and covering such other matters incident to the transactions contemplated hereby as you and your Special Counsel may reasonably request. The Company hereby covenants and agrees to instruct such counsel to prepare and deliver to you pursuant to this Section 4.2 its opinion referred to above and hereby waives, to the limited extent necessary to permit the preparation and delivery of such opinion and your reliance thereon, any attorney-client privilege, right of confidentiality or conflict of interest which might otherwise render such preparation and delivery improper or unethical or such reliance unwarranted.

                 SECTION 4.3 PERFORMANCE OF OBLIGATIONS. The Company shall have performed all of its obligations to be performed hereunder, prior to or on the Closing Date, and you shall have received an Officer's Certificate, dated the Closing Date, to that effect.

                 SECTION 4.4 REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. The representations and warranties of the Company contained in Sections 2 and 3 hereof shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date. There shall exist on the Closing Date no Default or Event of Default assuming for this purpose that the Notes had been outstanding at all times from and after the date hereof and the proceeds of issuance thereof had been applied in the manner contemplated by Section 1.3 hereof. You shall have received an Officer's Certificate, dated the Closing Date, to the effect of the foregoing sentences.

                 SECTION 4.5 LEGALITY. The Notes shall qualify as a legal investment for you under all applicable laws of any jurisdiction to which you are subject (without reference to any so-called "basket clause" of any such law or any clause that imposes limitations on particular investments, whether in the aggregate or individually), and the Company shall have delivered to you any evidence thereof which you or your Special Counsel may reasonably request.

                 SECTION 4.6 ASSIGNMENT OF PRIVATE PLACEMENT NUMBER. A private placement number shall have been assigned to the Notes by the CUSIP Service Bureau of Standard & Poor's Corporation, at the Company's expense, and evidence thereof shall have been delivered to you and your Special Counsel.

                 SECTION 4.7 SECURITY DOCUMENTS; FINANCING STATEMENTS. The Security Documents shall have been duly authorized by all necessary corporate and partnership action of the Company, each Partner and Jones. The Security Documents shall have been duly executed and delivered by the parties thereto. The financing statements listed in Part 2 of Item 2.6(a) of Schedule II hereto shall have been duly executed by the Company and filed with the officials and in the jurisdictions set forth in Part 2 of Item 2.6(a) of Schedule II hereto.

                 SECTION 4.8 OTHER PURCHASERS OF NOTES. Each of the Other Purchasers shall have purchased and made payment for the aggregate principal amount of Notes to be purchased by it as set forth in Schedule I hereto.

                 SECTION 4.9 AMENDMENT OF EXISTING LOAN AGREEMENT. The Company and the other parties to the Existing Loan Agreement and their agents each shall have entered into such agreements as your Special Counsel shall deem necessary, in form and substance satisfactory to you and your Special Counsel, as shall be necessary to amend the Existing Loan Agreement. All of the conditions to the obligation of the Banks to make advances under the Loan Agreement specified in Paragraphs 4.01 and 4.02 thereof shall have been satisfied and such amounts as the Company shall have requested to be advanced to it by the Banks shall have been so advanced. You shall have received a true and correct copy of the Loan Agreement, certified as such by an officer of the Company.

                 SECTION 4.10 TAXES. Any taxes, fees and other charges due in connection with the issuance and sale of the Notes shall have been paid in full by the Company.

                 SECTION 4.11 DISSOLUTION; NO MERGER OR CHANGE IN CONTROL. The Company shall not have dissolved nor shall the Company have consolidated or merged with, been wound up into or sold, leased or otherwise disposed of its properties as an entirety or substantially as an entirety to, any Person.

                 SECTION 4.12 FEES AND DISBURSEMENTS OF SPECIAL COUNSEL FOR YOU. Your Special Counsel shall have received payment from the Company by check of its reasonable fees and disbursements to the extent reflected in any invoice delivered to the Company on or prior to the Closing Date.

                 SECTION 4.13 SEARCHES. The Company shall have delivered to you and your Special Counsel such evidence (including without limitation, Uniform Commercial Code search certificates and termination statements) as you may request to establish that there are no financing statements filed against the property of the Company other than with respect to Permitted Liens and the Existing Bank Liens.

                 SECTION 4.14 CONSENTS. Except as otherwise described in Item
2.20 of Schedule II, the Company shall have obtained all consents and approvals of the type referred to in the first sentence of Section 2.20 hereof, and you shall have received an Officer's Certificate, dated the Closing Date, to the effect of this sentence.

                 SECTION 4.15 INSURANCE. The Company shall have obtained or caused to be obtained the insurance required to be obtained under clause (b) of
Section 9.3 hereof, naming the Collateral Agent as an additional insured or loss payee, with respect to all insured Collateral, and you shall have received evidence thereof reasonably satisfactory to you and your Special Counsel.

                 SECTION 4.16 INTERCREDITOR AGREEMENT; SUBORDINATION AGREEMENT.
(a) The Intercreditor Agreement shall have been duly authorized, executed and delivered by each of the parties thereto.

                 (b) The Subordination Agreement shall have been duly authorized, executed and delivered by each of the parties thereto.

                 SECTION 4.17 TITLE REPORTS. You shall have received a title report of a title insurance company satisfactory to the Noteholders with respect to each portion of real property covered by a Mortgage.

                 SECTION 4.18 CHANGE OF LAW. There shall have occurred no change in any law which could materially adversely affect the business, earnings, properties or condition (financial or other) of the Company.

                 SECTION 4.19 PROCEEDINGS, INSTRUMENTS, ETC. All proceedings and actions taken on or prior to the Closing Date in connection with the transactions contemplated by this Agreement, the Notes and the Security Documents, and all instruments incident thereto, shall be in form and substance satisfactory to you and your Special Counsel, and you and your Special Counsel shall have received copies of all documents that you or they may reasonably request in connection with such proceedings, actions and transactions (including, without limitation, copies of court documents, certifications and evidence of the correctness of the representations and warranties contained herein and certifications and evidence of the compliance with the terms and the fulfillment of the conditions of this Agreement and the Security Documents, in form and substance satisfactory to you and your Special Counsel).

SECTION 5. EXPENSES.

                 Whether or not the Notes shall be sold as contemplated herein or this Agreement shall be terminated, the Company will pay, and will save you harmless against liability for, all reasonable costs and expenses relating to this Agreement, the Security Documents, the Intercreditor Agreement, the Subordination Agreement and the Notes and to any modification, amendment, alteration or enforcement of this Agreement, the Security Documents, the Intercreditor Agreement, the Subordination Agreement or the Notes (whether or not the same shall have come into effect), including, without limitation:

                 (a) the cost of preparing and reproducing this Agreement, the Security Documents, the Intercreditor Agreement, the Subordination Agreement and the Notes and every instrument of modification, amendment or alteration;

                 (b) the reasonable fees and disbursements of (i) your Special Counsel, which fees and disbursements will be paid on the Closing Date to the extent reflected by an invoice delivered to the Company on the Closing Date and promptly upon receipt of any invoice delivered to the Company after the Closing Date; and (ii) all counsel for the Company;

                 (c) the cost of delivering to your home office, insured to your reasonable satisfaction, the Notes purchased by you on the Closing Date;

                 (d) all costs and expenses (including, without limitation, reasonable legal fees and disbursements and any applicable taxes thereon) relating to any modifications, amendments, waivers or consents involving the provisions hereof or of the Security Documents, the Intercreditor Agreement, the Subordination

Agreement or the Notes relating to the enforcement of this Agreement, the Security Documents, the Intercreditor Agreement, the Subordination Agreement or the Notes;

                 (e)      the brokers' or finders' fees of the Agent;

                 (f) all expenses in connection with obtaining a private placement number as contemplated by Section 4.6 hereof; and

                 (g) any fees in connection with the filing, recordation or registration in any jurisdiction of the Security Documents, any financing statement or any agreement, instrument or other document modifying, amending or supplementing the Security Documents.

The obligations of the Company under this Section 5 shall survive the payment of the Notes and the termination of this Agreement, the Security Documents and the Intercreditor Agreement.

SECTION 6. CERTAIN SPECIAL RIGHTS.

                 SECTION 6.1 HOME OFFICE PAYMENT. Notwithstanding any provision to the contrary in this Agreement, the Security Documents or the Notes, on the dates due the Company will punctually pay in immediately available funds prior to noon, New York City time, all amounts payable to you with respect to any Notes held by you or your nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address for such purpose specified below your name in Schedule I hereto, or at any other address as you may from time to time direct in writing; provided, however, that the information set forth with respect to you in Schedule I hereto shall be deemed notice sufficient to permit payment in accordance with this Section 6.1. You agree that, as promptly as practicable after the payment or prepayment in whole of any Note held by you or your nominee and receipt by you of a written request from the Company to surrender such Note to the Company for cancellation, you will surrender such Note at the office of the Company maintained pursuant to Section 9.1 hereof. The Company will afford the benefits of this Section 6.1 to any Institutional Investor which is a holder of a Note or Notes, each of which, by its receipt and acceptance of a Note, will be deemed to have made the same agreement relating to its Notes as you have made in this Section 6.1. The Company shall only be obligated to make payments on any Note held by an institutional investor which becomes a Noteholder in the manner provided in this Section 6.1 from and after the time such Noteholder provides to the Company written notice of its election to receive payments in such manner and the address to which payments are to be directed (including the account number of such Noteholder's bank account to which payments are to be directed and the name, address and ABA number of the bank in which such account is maintained, if payments are to be made to such Noteholder by the wire transfer of immediately available funds).

                 SECTION 6.2 DELIVERY EXPENSES. If you shall surrender any Note to the Company pursuant to this Agreement, or if the Company shall issue any new Note pursuant to this Agreement, the Company will pay all costs and expenses of delivery of the surrendered Note and any Note or Notes issued in exchange or replacement for, or on registration of transfer of, the surrendered Note or any such new Note, as the case may be, in each case insured to your reasonable satisfaction. The obligations of the Company under this Section 6.2 shall survive the payment of the Notes and the termination of this Agreement.

                 SECTION 6.3 ISSUANCE TAXES. The Company will pay all taxes in connection with the execution and delivery of this Agreement and the Security Documents, the issuance and sale of the Notes by the Company, and any modification of this Agreement, the Security Documents or the Notes and will save you and any subsequent holder of Notes harmless, without limitation as to time, against any and all liabilities (including, without limitation, any interest or penalty for nonpayment or delay in payment, or any income taxes paid by you in connection with any reimbursement by the Company for the payment by any other Person of any such taxes) with respect to all such taxes. The obligations of the Company under this Section 6.3 shall survive the payment of the Notes and the termination of this Agreement and the Security Documents.

                 SECTION 6.4 SUBSTITUTION OF PURCHASER. You shall have the right to substitute any of your Affiliates as the Purchaser of all or any portion of the aggregate principal amount of Notes to be purchased by you, by written notice delivered to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 3 hereof. The Company agrees that upon receipt of such notice (a) wherever the word "you" or "your" is used in this Agreement (other than in this Section 6.4) such word shall be deemed to refer to such Affiliate instead of to you, and (b) you shall be released from all of your obligations under this Agreement. The Company also agrees that if you, at any time, acquire from each Affiliate all of the Notes held by such Affiliate, wherever the word "you" or "your" is used in this Agreement such word shall thereafter be deemed to refer to you instead of to such Affiliate and such Affiliate shall be released from all of its obligations under this Agreement.

SECTION 7. NOTE PREPAYMENTS.

                 SECTION 7.1 REQUIRED PREPAYMENTS. The Company will, without notice, prepay, without premium, on the dates set forth below, Notes in the aggregate principal amounts set forth below, and will pay at maturity Notes in an aggregate principal amount of $31,000,000 (or such lesser principal amount as may then be outstanding), together, in each case, with interest accrued on the amount to be prepaid or paid to the date of prepayment or payment:

                 Date             Principal Amount
                 ----             ----------------
         March 31, 1996           $ 3,100,000
         September 30, 1996       $ 3,100,000
         March 31, 1997           $ 6,200,000
         September 30, 1997       $ 6,200,000
         March 31, 1998           $ 9,300,000
         September 30, 1998       $ 9,300,000
         March 31, 1999           $12,400,000
         September 30, 1999       $12,400,000

Any amounts prepaid pursuant to Section 7.2 hereof shall be applied in inverse order of maturity to the prepayments required under this Section 7.1 and the payment of the Notes at maturity. Any principal amounts prepaid pursuant to
Section 7.5 or Section 7.6 hereof shall be applied pro rata to each of the then remaining prepayments required under this Section 7.1. Promptly after any prepayment of Notes pursuant to Section 7.2, Section 7.5 or Section 7.6 hereof, the Company shall deliver to each Noteholder a notice setting forth the name of each Noteholder and the principal amount of each Note then outstanding required to be paid on each date on which the prepayment of Notes is required under this
Section 7.1. Notwithstanding anything contained in this Section 7.1, on the maturity date of the Notes, the outstanding principal amount of the Notes, together with accrued interest thereon, shall be due and payable.

                 SECTION 7.2 OPTIONAL PREPAYMENTS. In addition to the prepayments required by Sections 7.1, 7.5 and 7.6 hereof, upon the terms and subject to the conditions hereinafter set forth, the Company, at its option, upon notice as provided in Section 7.3 hereof, may prepay the Notes in full, or from time to time in part (in an aggregate principal amount of at least $1,000,000, or if less than $1,000,000 in aggregate principal amount of Notes remains outstanding, such lesser amount) at a prepayment price equal to the aggregate principal amount of the Notes then outstanding, together with accrued interest thereon to the date of prepayment, plus a premium on the aggregate principal amount of the Notes to be prepaid equal to the Make-Whole Amount.

                 SECTION 7.3 NOTICE OF PREPAYMENT. Notice of any prepayment of Notes pursuant to Section 7.2 hereof shall be given to each Noteholder not less than 30 days before the date fixed for prepayment (the "Prepayment Date") (and if any such notice is given more than 60 days before the Prepayment Date, an additional copy of such notice shall be given to each Noteholder not less than 30 and not more than 60 days before the Prepayment Date) and shall be accompanied by an Officer's Certificate certifying: (a) the Prepayment Date,
(b) the aggregate principal amount of the Notes outstanding, (c) the principal amount of each Note held by each Noteholder to be prepaid, (d) the aggregate amount of accrued interest applicable to such prepayment, and (e) the aggregate amount of the premium that the Company would be required to pay if such prepayment were made on the date notice is being given under this Section 7.3 (including all calculations made to determine such amount). Any notice of prepayment pursuant to Section 7.2 hereof having been so given, the aggregate principal amount of Notes, together with the premium (if any) and accrued interest thereon, shall become due and payable on such Prepayment Date. An additional notice shall be given promptly to each Noteholder one Business Day prior to the Prepayment Date, and shall be accompanied by an Officer's Certificate certifying the amount of the premium (if any) that the Company is required to pay in connection with such prepayment (including all calculations made to determine such amount) and certifying that the amount of such premium was calculated in accordance with the provisions of Section 7.2 hereof, the definition of the term "Make-Whole Amount" in Section 12.1 hereof and the other defined terms used in such definition.

                 SECTION 7.4 PARTIAL PREPAYMENT PRO RATA. The aggregate principal amount of each partial prepayment of Notes pursuant to Sections 7.1 and 7.2 hereof shall be allocated among the holders of Notes then outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of Notes held thereby with adjustments to the extent practicable to compensate for any prior prepayments not made in exactly such proportion.

                 SECTION 7.5 MANDATORY OFFER TO PREPAY NOTES UPON A PARTNER WITHDRAWAL. (a) If a Partner Withdrawal (as hereinafter defined) shall occur, then each holder of an outstanding Note shall be deemed to have received an offer by the Company to, and shall have the right to demand that the Company, prepay all or any portion of the Notes then held by such holder by giving written notice to such effect to the Company not later than 30 days after the first to occur of the following: (i) receipt by such holder from the Company of written notice of the occurrence of such Partner Withdrawal, or (ii) the date on which such holder, having otherwise obtained actual knowledge of such Partner Withdrawal, notifies the Company thereof. The Company shall prepay such Notes or portion thereof on a date specified in a written notice from the Company to such holder given not less than 15 days prior to the prepayment date so specified (which date shall be not earlier than 20 nor later than 45 days after the date demand for prepayment was made by such holder) and such prepayment shall be at a price in respect of each Note or portion thereof to be prepaid equal to the principal amount of such Note or portion thereof to be prepaid, together with interest accrued thereon to the date of such prepayment, plus a premium equal to the Make-Whole Amount in respect of such Note.

                 (b) Promptly after obtaining knowledge of the occurrence of any Partner Withdrawal, the Company shall notify each holder of Notes of such Partner Withdrawal, specifying in reasonable detail the facts and circumstances surrounding such event and the rights of each holder under this
Section 7.5 to demand prepayment of such holder's Notes. The Company shall notify each Noteholder of the receipt of any demand for the prepayment of Notes pursuant to subsection (a) of this Section 7.5 within three (3) Business Days of its receipt of such demand.

                 (c) As used in this Section 7.5, a "Partner Withdrawal" shall be deemed to have occurred at such time as (i) Jones ceases to be a general partner of any of the Partners or ceases to manage the operations of the Company pursuant to the Management Agreement or (ii) the Company is dissolved as a result of a withdrawal, dissolution or bankruptcy of any of the Partners, provided, however, that a Partner Withdrawal shall not be deemed to have occurred under clause (ii) hereof if immediately upon any such dissolution one or more of the remaining general partners elect to continue the Company pursuant to Section 2 of Article VII of the Joint Venture Agreement and the Company does remain a partnership comprised of the remaining Partners with Jones remaining as manager of the Company pursuant to the Management Agreement.

                 SECTION 7.6 REQUIRED PREPAYMENT OF NOTES FOLLOWING A SALE OF A SYSTEM. (a) If the Company shall sell a System as permitted under Section 9.18 hereof, then, subject to clause (c) below, the Company shall prepay, at the time of such sale, an aggregate principal amount of Notes equal to the Note Proportionate Amount of the Net Cash Proceeds of such sale, together with interest accrued thereon to the date of such prepayment, plus a premium equal to the Make-Whole Amount.

                 (b) For the purposes of this Section 7.6, the term "Note Proportionate Amount" shall mean, with respect to any Net Cash Proceeds, the percentage of Net Cash Proceeds allocable to the holders of the Notes that elect to require prepayment pursuant to subsection (c) of this Section 7.6 hereof based on a pro rata allocation of such Net Cash Proceeds between such holders of the Notes electing prepayment (based on the aggregate principal amount of Notes outstanding held by such holders) and the Banks (based upon the aggregate principal amount of Indebtedness outstanding at such time under the Loan Agreement).

                 (c) Not less than 45 days prior to the date of the proposed consummation of the sale of any System (for the purposes of this Section 7.6, a "Consummation Date"), the Company shall notify each Noteholder of such proposed sale, specifying in reasonable detail the facts and circumstances surrounding such event (including the Consummation Date, the estimated Net Cash Proceeds from such sale and Note Proportionate Amount) and the obligation of the Company under this Section 7.6 to prepay a portion of such holder's Notes. Each Noteholder shall have a portion of its Notes prepaid pursuant to this Section 7.6 unless, no less than 15 days prior to the Consummation Date, such Noteholder provides notice to the Company that such Noteholder elects not to have any of its Notes prepaid hereunder.

                 (d) The Note Proportionate Amount to be paid to the Noteholders pursuant to this Section 7.6 shall be allocated among the holders of Notes then outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of Notes held thereby.

SECTION 8. REGISTRATION, EXCHANGE AND REPLACEMENT OF NOTES.

                 SECTION 8.1 REGISTRATION. The Notes issuable pursuant to this Agreement shall be registered notes. The Company will keep, at the office required to be maintained pursuant to Section 9.1 hereof, books for the registration and registration of transfer of Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

                 SECTION 8.2 EXCHANGE. The holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the office maintained pursuant to Section 9.1 hereof, and promptly thereafter and at the Company's expense, except as provided below, receive in exchange therefor a new Note or Notes, each in the denomination requested by such holder (but not less than $100,000, or if such holder shall be a holder of less than $100,000 in aggregate principal amount of Notes, such lesser amount), dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered.

                 SECTION 8.3 REPLACEMENT. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; provided, however, that if the holder of such Note is the original Purchaser of such Note, or any Affiliate or nominee thereof, or any Institutional Investor or any nominee thereof, its own unsecured agreement of indemnity, upon terms reasonably satisfactory to the Company, shall be deemed to be satisfactory; or
(b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

SECTION 9. CERTAIN COVENANTS OF THE COMPANY.

                 The Company covenants and agrees that so long as any Notes shall remain outstanding:

                 SECTION 9.1 MAINTENANCE OF OFFICE. The Company will maintain at its office located at its address shown at the head of this Agreement an office where notices, presentations and demands in respect of this Agreement and the Notes may be given to and made upon it; provided, however, that it may, upon fifteen (15) days prior written notice to the Noteholders and the Collateral Agent, move such office to any other location within the boundaries of the continental United States of America. The Company hereby agrees that it will pay, and will save any Noteholder harmless against liability for, any stamp or other tax or governmental charge imposed in respect of any transfer of a Note; and such obligation of the Company shall survive the payment or prepayment of the Notes and the termination of this Agreement.

                 SECTION 9.2 EXISTENCE AND GOOD STANDING. The Company will take and fulfill all actions and conditions necessary (a) to preserve and keep in full force and effect its existence, rights and privileges as a Colorado general partnership and to not liquidate or dissolve; (b) to qualify, and to preserve and keep in full force and effect its qualification, to do business as a foreign partnership in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, or to preserve and keep in full force and effect any such qualification, except to the extent that any failure to so qualify would not be reasonably likely to have a material and adverse effect on the business, earnings, properties or condition (financial or other) of the Company; and (c) to preserve, maintain the validity of all of its franchises, licenses, trademarks, tradenames, permits, certificates of compliance and grants of authority required for the conduct of its business.

                 SECTION 9.3 GENERAL MAINTENANCE OF PROPERTIES AND BUSINESS, ETC. The Company will:

                 (a) maintain its property in good condition (subject to ordinary wear and tear) and make all reasonable and necessary renewals, replacements, additions, betterments and improvements thereof and thereto, so that the business carried on in connection therewith may be conducted properly at all times;

                 (b) maintain or cause to be maintained, with financially sound insurers of nationally recognized stature and responsibility, insurance with respect to its property and business of such a nature, with such terms and in such amounts, as is customary for entities engaged in the business of providing cable television services; provided, however, that each insurance policy maintained by the Company shall require the insurer to furnish reasonable notice to the Collateral Agent and provide a reasonable opportunity to cure any non-payment of premiums prior to termination of such policy and shall name the Collateral Agent for the benefit of the Noteholders and the Banks as an additional insured or loss payee thereof;

                 (c) keep proper books of record and accounts in which entries will be made of its business transactions in accordance with and to the extent required by generally accepted accounting principles; and

                 (d) set aside on its books from its earnings for each Fiscal Year, in amounts deemed adequate in the reasonable opinion of the Company, all proper accruals and reserves that, in accordance with generally accepted accounting principles, should be set aside from such earnings in connection with its business including reserves for depreciation, obsolescence and/or amortization and accruals for taxes based on or measured by income or profits and for all other taxes.

                 SECTION 9.4 NOTICE OF CERTAIN EVENTS AND CONDITIONS. The Company will give prompt written notice to each holder of an outstanding Note of any event of default (or any event which with notice or lapse of time or both would constitute an event of default) under any evidence of Indebtedness of the Company in an aggregate amount of $1,000,000 or more, or under any indenture, mortgage or other agreement or instrument relating to any such evidence of Indebtedness, and what action the Company has taken, is taking or proposes to take and an estimate of the time necessary to cure any such default.

                 SECTION 9.5 INSPECTION. The Company will permit upon reasonable notice any holder of Notes, by its representatives, agents or attorneys, (i) to examine all books of account, records, reports and other papers of the Company, (ii) to make copies and take extracts from any thereof, (iii) to discuss the affairs, finances and accounts of the Company with its officers and independent certified public accountants (and by this provision the Company hereby authorizes said accountants to discuss with any such Noteholder the finances and accounts of the Company), and (iv) to visit and inspect, at reasonable times during normal business hours, the properties of the Company. It is understood and agreed by the Company that all reasonable expenses in connection with any such inspection or discussion incurred by any Noteholder or the Company, any officers and employees thereof and the independent certified public accountants therefor shall be expenses payable by the Company and shall not be expenses of the Person making the inspection or discussion; provided, however, that any such expenses incurred by any Noteholders in connection with any such inspection or discussion with the Company's independent certified public accountants and any fees of the Company's independent certified public accountants relating to such discussions shall be the expenses of such Noteholders, unless such discussion shall occur during the continuance of a Default or an Event of Default.

                 SECTION 9.6 COMPLIANCE WITH LAW, ETC. The Company will not violate any laws, ordinances, governmental rules or regulations to which it is or may become subject (including without limitation the Environmental Control Statutes, federal and state securities laws, the Communications Act and all other laws and regulations of the FCC and the Local Authorities and the Copyright Act), and the provisions and requirements of all franchises, permits, certificates of compliance and approval issued by regulatory authorities and other like grants of authority held by the Company, except to the extent that any such violation or failure would not be reasonably likely to materially and adversely affect the business, earnings, properties or condition (financial or other) of the Company.

                 SECTION 9.7 PAYMENT OF TAXES AND CLAIMS. The Company will pay and discharge promptly when due:

                 (a) all taxes, assessments and governmental charges and levies imposed upon it, its income or profits or any of its properties; and

                 (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies and rentals that, if unpaid, might by law become a Lien upon any of its property;

provided, however, that none of the foregoing need be paid while the same is being contested in good faith by appropriate proceedings diligently conducted so long as:

                 (i) adequate reserves shall have been established in accordance with generally accepted accounting principles with respect thereto; and

                 (ii) the right of the Company to use the particular property shall not be materially and adversely affected thereby.

                 SECTION 9.8 ERISA. (a) The Company and the ERISA Affiliates each will take all actions and fulfill all conditions necessary to maintain any and all Plans in substantial compliance with applicable requirements of ERISA and the Code until such Plans are terminated, and the liabilities thereof discharged, in accordance with applicable law.

                 (b) No Pension Plan will have any "accumulated funding deficiency' (within the meaning of Section 412 of the Code), which deficiency or violation would be reasonably likely to materially adversely affect the business, earnings, properties or condition (financial or other) of the Company.

                 SECTION 9.9 TRANSACTIONS WITH AFFILIATES. The Company will not enter into any transaction (including, without limitation, the purchase, sale or exchange of any property, the rendering of any services or the payment of Management Fees) with any Affiliate, except in the ordinary course of the businesses of the Company, and in good faith and upon commercially reasonable terms that are no less favorable to the Company than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate; provided, however, that (i) so long as no Default or Event of Default shall exist, in connection with the sale of a System as permitted by Section 9.18 hereof, the Company may make such distributions to the Partners as shall be necessary to cover each such Partner's tax liability in connection with such sale; (ii) the Company may (A) repay advances (and accrued interest thereon at a rate not to exceed Jones' Weighted Average Cost of Borrowing) made by Jones to the Company and (B) pay Management Fees and Home Office Allocations pursuant to the provisions of Section 9.25 hereof; provided, however, that if during any Fiscal Quarter the Company shall have repaid advances or made payments of Management Fees and Home Office Allocations to Jones at a time when no Event of Default or Default exists and an Event of Default or Default shall exist as of the end of the Fiscal Quarter during which such payments was made, Jones shall repay the same to the Company immediately upon determination of the existence of an Event of Default or Default and, after such repayment, the same shall be deemed to have been deferred for purposes of this Agreement; (iii) so long as no Default or Event of Default shall exist, the Company may make payments to Affiliates for brokerage services, including such services rendered in connection with the purchase or sale of a System to a person other than an Affiliate and for the sale of television or other signals, the purchase or lease of television or other signals or specialized equipment and the licensing of technology, provided such transactions are at a price and on terms at least as favorable as those prices and terms being generally offered in the same market place by unrelated parties for goods or services as nearly identical as possible in regard to quality, technical advancement and availability; and (iv) so long as no Default or Event of Default shall exist, the Company may pay brokerage fees to The Jones Group Ltd. in connection with (y) the sale of a System to a person other than an Affiliate in an amount not to exceed two and one-half percent (2-1/2%) of the gross sales price of the System and (z) the purchase of a System in an amount not to exceed four and one-half percent (4-1/2%) of the lower of the gross purchase price or appraisal value of such System.

                 SECTION 9.10 LIMITATIONS ON INDEBTEDNESS. The Company will not create, assume, incur, guarantee, issue or in any manner become liable, contingently or otherwise, in respect of any Indebtedness other than (a) Indebtedness under the Notes; (b) Indebtedness under the Loan Agreement; (c) trade Indebtedness incurred in the normal and ordinary course of business for value received; (d) Indebtedness to Jones for deferred Management Fees and Home Office Allocations subordinated to Indebtedness owing to the Banks and the Noteholders pursuant to the Subordination Agreement; (e) Indebtedness to Jones; provided, however, that such Indebtedness shall be subordinated to the Indebtedness of the Company to the Noteholders and the Banks pursuant to the provisions of the Subordination Agreement; (f) Indebtedness incurred to purchase or lease fixed or capital assets, including pursuant to Capital Leases; and (g) other Indebtedness; provided, however, that the aggregate principal amount of Indebtedness outstanding under clauses (f) and (g) of this
Section 9.10 shall not at any time exceed $5,000,000.

                 SECTION 9.11 GUARANTIES. The Company will not guarantee or assume or agree to become liable in any way, either directly or indirectly, for any additional Indebtedness of others except to endorse checks or drafts in the ordinary course of business.

                 SECTION 9.12 FUNDED DEBT TO ANNUALIZED OPERATING CASH FLOW RATIO. The Company will not permit the ratio of Funded Debt to Annualized Operating Cash Flow at any time during any period set forth below to exceed the applicable ratio set forth opposite such period below:

                                      Ratio of Funded Debt
                                    to Annualized Operating
         Period                            Cash Flow
         ------                            ---------
         1/1/92 - 6/29/93                  5.25:1.00

         6/30/93 - 6/29/94                 4.75:1.00
         6/30/94 and thereafter            4.25:1.00

                 SECTION 9.13 DEBT SERVICE COVERAGE. The Company will not permit Operating Cash Flow for any Fiscal Quarter to be less than 1.25 times Debt Service for such Fiscal Quarter.

                 SECTION 9.14 OPERATING CASH FLOW TO INTEREST EXPENSE RATIO. The Company will not permit the ratio of Operating Cash Flow for any Fiscal Quarter ending during any period set forth below to Interest Expense for such fiscal quarter to be less than the applicable ratio set forth opposite such period below:

                                            Ratio of
                                      Operating Cash Flow
         Period                       to Interest Expense
         ------                       -------------------
         1/1/92  - 3/31/94                 2.00:1.00
         4/1/94  and thereafter            2.25:1.00

                 SECTION 9.15 LIENS. The Company will not, create, incur or suffer to exist any Lien upon any of its assets or property now or hereafter owned, or upon the income or profits thereof, except liens in favor of the Collateral Agent for the benefit of the Noteholders and the Banks and Permitted Liens.

                 SECTION 9.16 NO ADDITIONAL NEGATIVE PLEDGE. The Company will not agree or covenant with or promise any Person other than the Noteholders that it will not pledge its assets or properties or otherwise grant any Liens on its property on terms similar to those set forth in Section 9.15 hereof except pursuant to Paragraph 6.04 of the Loan Agreement.

                 SECTION 9.17 RESTRICTED PAYMENTS. The company will not make any Restricted Payments except as permitted pursuant to Section 9.9 hereof.

                 SECTION 9.18 TRANSFER OF ASSETS; LIQUIDATION. The Company will not sell, lease, transfer or otherwise dispose of all or any portion of its assets, real or personal, other than such transactions in the normal and ordinary course of business for value received; or discontinue, liquidate, or change in any material respect any substantial part of its operations or businesses); provided, however, that (A) the Company may sell its California City franchise and related assets (part of the Palmdale System) to Falcon Cable for approximately $2,000,000, which sale shall not constitute the sale of a "System" for purposes hereof, and (B) the Company may sell any one System provided that (i) in connection with such sale of a System the Company shall make a mandatory payment of the Notes as provided in Section 7.6 hereof; (ii) immediately before, and immediately after and after giving effect to such sale, no Default or Event of

Default shall exist; and the Company will deliver to each Noteholder an Officer's Certificate to such effect and (iii) immediately after the consummation of such sale and after giving effect thereto, the ratio of Funded Debt to Pro Forma Annualized Operating Cash Flow shall be no greater than the ratio of Funded Debt to Annualized Operating Cash Flow immediately prior to the consummation of such sale. For the purposes of determining whether any Default or Event of Default shall exist immediately after and after giving effect to any such sale, Funded Debt, Annualized Operating Cash Flow, Operating Cash Flow, Debt Service and Interest Expense shall be determined on a pro forma basis, reducing Operating Cash Flow (and Annualized Operating Cash Flow) by the portion thereof attributable to the System being sold and reducing Funded Debt, Debt Service and Interest Expense to the extent, if any, attributable to any portion of Funded Debt being paid contemporaneously with the consummation of such sale.

                 SECTION 9.19 ACQUISITIONS AND INVESTMENTS. The Company will not (a) purchase or otherwise acquire any Investments in any other Person except (i) Permitted Investments, (ii) loans to employees and advances to subcontractors and suppliers in the ordinary course of business not exceeding $50,000 in aggregate principal amount at any time outstanding and (iii) so long as no Event of Default or Default has occurred and is then continuing the Company may make acquisitions of cable systems that are contiguous to and to be operated together with the Company's existing Systems, provided, however, that the aggregate amount of consideration for any such acquisitions consummated in any Fiscal Year shall not exceed $3,000,000; or (b) enter into any new business activities or ventures not directly related to its present business; or (c) merge or consolidate with or into any other Person; or (d) create any Subsidiary.

                 SECTION 9.20 NATURE OF BUSINESS. The Company will not engage in any business activities other than providing cable television services, related fiber communications services, or other telecommunications services in and around those areas the company presently serves.

                 SECTION 9.21 PARTNERSHIP DOCUMENTS. The Company will not amend or permit any amendments to the Joint Venture Agreement.

                 SECTION 9.22 LOAN AGREEMENTS. Without prior notice to each Noteholder and the prior written consent of the holders at least 66 2/3% of the aggregate principal amount of the Notes then outstanding the Company will not enter into any amendment of the Loan Agreement which:

                 (a) alters the maturity date of any Indebtedness under the Loan Agreement to make it earlier than March 31, 2000 or alters the repayment schedule set forth in paragraph 2.05 of the Loan Agreement in any manner which causes requires payments to be made sooner than set forth therein or increases the aggregate dollar amount due on any given required payment date (except the maturity date);

                 (b) adjusts the method or formula by which the interest due under the Loan Agreement is determined so as to increase the effective interest rate except for adjustments currently contemplated by the Loan Agreement;

                 (c) reduces the Commitment (as defined in the Loan Agreement) except reductions pursuant to Paragraph 2.05(b), Paragraph 2.08 or Paragraph 2.09 of the Loan Agreement; and

                 (d) alters any of the financial covenants set forth in Paragraphs 5.15, 5.16, 5.17 and Article 6 of the Loan Agreement in a manner which would make it more difficult for the Company to comply with or remain in compliance with those covenants, or adds additional financial covenants to the Loan Agreement.

                 SECTION 9.23 REPURCHASE OF NOTES. The Company will not permit any Affiliate directly or indirectly to repurchase or make any offer to repurchase any Notes unless the Company or such other Person has offered to repurchase the Notes, pro rata, from all holders of outstanding Notes upon the same terms. If the Company repurchases any Notes, such Notes shall thereafter be canceled and no Notes shall be issued in substitution therefor.

                 SECTION 9.24 ADDITIONAL COLLATERAL. The Company will execute, deliver and record, at any time upon the Collateral Agent's request and in form and substance satisfactory to Noteholders, any of the following instruments in favor of the Collateral Agent as additional Collateral for all of the Company's obligations hereunder: (i) mortgages on any of the Company's real estate and certificates of title encumbrances against any of its vehicles, (ii) assignments of leases of real or personal property leased by the Company from or to others, (iii) specific assignments by the Company of easements, licenses, permits, certificates of compliance and certificates of approval issued by regulatory authorities, pole rental agreements, franchises or like grants of authority or service agreements, and (iv) any other like assignments or agreements specifically covering any of the Company's properties or assets.

                 SECTION 9.25 MANAGEMENT FEES. The Company may pay Management Fees in any Fiscal Quarter in an amount not to exceed five percent (5%) of Gross Operating Revenues for such quarter; provided, however, that (i) immediately before and after giving effect to such payment, no Default or Event of Default shall exist; (ii) any Management Fees or Home Office Allocations accrued for any Fiscal

Quarter but not paid out of Operating Cash Flow for such quarter shall be deferred and subordinated to the Notes pursuant to the Subordination Agreement; and (iii) the Company may pay accrued interest on deferred Management Fees and Home Office Allocations at a rate not to exceed Jones' Weighted Average Cost of Borrowing.

                 SECTION 9.26 EXTENSION OF FRANCHISES; CONSENTS. The Company shall commence the renewal process of each franchise in a System within 30 days after the earliest date possible under the Cable Act.

                 SECTION 9.27 ENVIRONMENTAL AUDIT REPORT. The Company shall obtain and deliver to each Noteholder, no later than 45 days after the Closing Date, a Phase I environmental audit report prepared by ERM-Rocky Mountain, Inc. or an Affiliate thereof and addressed to each Noteholder, with respect to the Company's Lancaster office and Drew Park office sites, satisfactory in form, scope and substance (including the results and findings expressed therein) to each Noteholder, as to any environmental hazards or liabilities to which the Company, any Partner or Jones may be liable. The Company covenants that it will implement all of the recommendations contained in such environmental audit report.

SECTION 10. INFORMATION TO BE FURNISHED TO HOLDERS OF NOTES.

                 SECTION 10.1 FINANCIAL STATEMENTS OF THE COMPANY. The Company covenants and agrees that it will deliver to each Noteholder two copies of each of the following:

                 (a) as soon as practicable and, in any case, within one hundred five (105) days after the end of each Fiscal Year, financial statements of the Company, setting forth the balance sheets of the Company as of the end of such Fiscal Year and the statements of operations, partners' capital and cash flows of the Company for such Fiscal Year, setting forth in each case, in comparative form, the figures for the preceding Fiscal Year, all in reasonable detail and accompanied by an unqualified opinion thereon of independent certified public accountants selected by the Company of good and recognized national standing in the United States, relating to such financial statements, which report and opinion shall be prepared in accordance with generally accepted accounting standards relating to reporting;

                 (b)      as soon as practicable and, in any case, within sixty
(60) days after the end of each of the first three Fiscal Quarters in each Fiscal Year, financial statements of the Company setting forth the balance sheets of the Company at the end of each such Fiscal Quarter and the statements of operations, partners' capital and cash flows of the Company for each such Fiscal Quarter and for the year to date, and setting forth in comparative form figures as of the corresponding date and for the corresponding periods of the preceding Fiscal Year, all in reasonable detail and certified by the President, Group Vice President-Finance or Treasurer of Jones as to the fairness of such financial statements and that the same have been prepared in accordance with generally accepted accounting principles consistently applied (except as specifically set forth therein), subject to changes resulting from normal year-end audit adjustments;

                 (c) as soon as practicable and, in any case, within one hundred five (105) days after the end of each Fiscal Year, financial statements of each Partner and Jones, each setting forth the balance sheets of such Partner or Jones, as the case may be, as of the end of such Fiscal Year and the statements of operations, partners' capital or shareholders' equity, as the case may be, and cash flows of such Partner or Jones, as the case may be, for such Fiscal Year, setting forth in each case, in comparative form, the figures for the preceding Fiscal Year, all in reasonable detail and accompanied by an unqualified (in the case of any Partner (other than Cable TV Fund 12-B) only) opinion thereon of independent certified public accountants selected by the such Partner or Jones, as the case may be, of good and recognized national standing in the United States, relating to such financial statements, which report and opinion shall be prepared in accordance with generally accepted accounting standards relating to reporting; and

                 (d)      as soon as practicable and, in any case, within sixty
(60) days after the end of each of the first three Fiscal Quarters in each Fiscal Year, financial statements of each Partner and Jones, setting forth the balance sheets of such Partner or Jones, as the case may be, at the end of each such Fiscal Quarter and the statements of operations, partners' capital or shareholders' equity, as the case may be, and cash flows of such Partner or Jones, as the case may be, for each such Fiscal Quarter and for the year to date, and setting forth in comparative form figures as of the corresponding date and for the corresponding periods of the preceding Fiscal Year, all in reasonable detail and certified by the President, Group Vice President-Finance or Treasurer of Jones as to the fairness of such financial statements and that the same have been prepared in accordance with generally accepted accounting principles consistently applied (except as specifically set forth therein), subject to changes resulting from normal year-end audit adjustments;

provided, however, that the financial statements required to be delivered under the subsections (c) and (d) of this Section 10.1 shall be deemed delivered to the extent that any such financial statements are contained in documents delivered by the Company pursuant to Section 10.2(b) hereof.

                 SECTION 10.2 OTHER INFORMATION. The Company will deliver to each Noteholder:

                 (a) promptly upon, and in any event within five (5) days, after distribution thereof, copies of all annual or quarterly financial or proxy statements and annual and quarterly reports as the Company, any Partner or Jones shall send to its stockholders or partners; provided, however, that as to such proxy statements and reports, Jones and each Partner shall be required to deliver such information only if it relates to the Company or a Partner;

                 (b) promptly, and in any event within five (5) days, after the filing thereof, copies of all periodic reports, current reports and registration statements which the Company, any Partner or Jones may file with the SEC or any equivalent governmental agency and, promptly upon written request therefor, copies of any financial statements which the Company, any Partner or Jones may file annually with any federal, state or local regulatory agency or agencies;

                 (c) promptly, and in any event within ten (10) days, thereafter, notice of the institution of any suit, action or proceeding, the happening of any event or the assertion or threat of any claim against the Company, any Partner or Jones which could, in the reasonable judgment of the Company, have a materially adverse effect on the business, earnings, prospects, properties or condition (financial or other) of the Company, any Partner or Jones;

                 (d) promptly upon, and in any event within ten (10) days after, obtaining knowledge thereof, notice of any change in any law which could, in the reasonable judgment of the Company, have a material adverse effect on the business, earnings, properties or condition (financial or other) of the Company, any Partner or Jones;

                 (e) at any time that the Company is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, promptly upon the written request of the holder of any Note, (i)(x) a brief statement of the nature of the business of the Company and the products and services they offer and (y) the Company's most recent balance sheet and profit and loss and retained earnings statements, together with similar financial statements for its two preceding Fiscal Years, in each case audited by an independent certified public accountant; the most recent balance sheet to be as of a date less than sixteen months prior to the date of such request and the profit and loss and retained earnings statements to be for the twelve months preceding the date of such balance sheet and, if such balance sheet is not as of a date less than six months before the date of such request, it shall be accompanied by additional statements of profit and loss and retained earnings for a period from the date of such balance sheet to a date less than six months before the date of such request, or (ii) such other information as shall then be required to permit a resale of Notes by such holder pursuant to Rule 144A of the Securities Act (or any superseding rule providing an exemption from registration under the Securities Act for resales to Qualified Institutional Buyers); provided, however, that, if such request shall so indicate, the statement and financial statements or other information shall be delivered to any named prospective purchaser of a Note as well as to the requesting holder, so long as the request states that such holder reasonably believes such prospective purchaser to be a Qualified Institutional Buyer;

                 (f) promptly, and in any event within five (5) days, after the occurrence of any Default or Event of Default, an Officer's Certificate specifying the nature and period of existence thereof, what action the Company has taken or is taking or proposes to take with respect thereto, and an estimate of the time necessary to cure such condition or event;

                 (g) promptly upon, and in any event within five (5) days after, becoming aware of the occurrence of any (i) ERISA Termination Event;
(ii) "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA), other than one to which an exemption applies; (iii) failure to make a timely contribution to any Pension Plan, if such failure has given rise to a Lien under Section 412(n) of the Code; or (iv) actual, asserted or alleged violation of ERISA or the Code, that, with respect to any of the events set forth in the foregoing clauses (i) through (iv), could result in a tax, penalty or other consequence to the Company, or any ERISA Affiliate in connection with any Plan, which tax, penalty or other consequence, individually or in the aggregate, would, or would be reasonably likely to, materially adversely affect, individually or in the aggregate, the business, earnings, prospects, properties or condition (financial or other) of the Company, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the IRS, the DOL, the PBGC or any other Person with respect thereto;

                 (h) promptly, and in any event within five (5) days, after, notice that any cable television franchise or license held by the Company has been revoked, terminated or suspended;

                 (i) within sixty (60) days after the end of each Fiscal Quarter, a report, in form and substance satisfactory to the Noteholders, covering each System and showing (i) the number of Basic Subscribers, Basic Subscribers excluding commercial buildings and residential subscribers which have reduced bulk service rates and Pay Units at the beginning and at the end of such Fiscal Quarter, (ii) the number of residences passed by cable as of the end of such Fiscal Quarter, and (iii) any other information reasonably requested by the Noteholders;

                 (j) with respect to the Environmental Control Statutes, in connection with the conduct of the Company's or any Subsidiary's business(es) or operations, notice within ten (10) days after any person, or any federal, state or local agency provides oral or written notification to the Company, the Partners or Jones with regard to an actual or imminently threatened removal, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products relating to the Company; and notify Banks in detail immediately (i) upon the receipt by the Company of an assertion of liability under the Environmental Control Statutes, (ii) of any actual or alleged failure of the Company to comply with or perform, breach, violation or default under any such Environmental Control Statutes and (iii) of the occurrence or existence of any facts, events or circumstances which with the passage of time, the giving of notice, or both, could create such a breach, violation or default;

                 (k) within thirty (30) days after the occurrence thereof, notice of any change of its fund vice president or System Manager responsible for a System or any other officer senior to any such fund vice president or System Manager; and

                 (l) promptly upon request therefor, such other data, filings and information as any Noteholder may from time to time reasonably request.

                 SECTION 10.3 OFFICER'S CERTIFICATES. The Company will deliver with each set of financial statements delivered pursuant to subsection (a) or
(b) of Section 10.1 hereof an Officer's Certificate (i) stating, in the opinion of the officer executing such Officer's Certificate and to the best of his knowledge and belief, that upon the date of such certificate no Default or Event of Default exists (provided, however, that, in the event that any such Default or Event of Default exists, such certificate shall so specify and shall state whether such Default or Event of Default has been cured or is continuing and, if continuing, what steps the Company has taken or is taking or proposes to take to cure such Default or Event of Default and an estimate of the time necessary to cure such Default or Event of Default) and (ii) setting forth in reasonable detail the calculations made during such period and as of the end of such period in determining compliance with each of the provisions of Sections 9.12, 9.13, 9.14 and 9.18 hereof.

SECTION 11. DEFAULTS AND REMEDIES.

                 SECTION 11.1 EVENTS OF DEFAULT; ACCELERATION OF NOTES. If any of the following conditions or events ("Events of Default") shall occur and be continuing:

                 (a) any payment or prepayment of principal of or premium on any Note shall not be made when the same becomes due and payable, whether at maturity, at a date fixed for prepayment, upon acceleration or otherwise; or

                 (b) any payment of interest on any Note shall not be made when the same becomes due and payable and such default shall continue for five days following the date on which such payment was due and payable; or

                 (c) the Company shall default in the due and punctual performance of or compliance with any covenant, condition or agreement to be performed or observed by it under Sections 9.9 through 9.19, 9.23 and 10.2(g) hereof or shall use the proceeds of sale of the Notes other than as described in Section 1.3 hereof; or

                 (d) the Company shall default in the due and punctual performance of or compliance with any other covenant, condition or agreement to be performed or observed by it under any provision hereof and any such failure shall continue unremedied for thirty (30) days after receipt by the Company of notice thereof from any Noteholder; or

                 (e) any Lien on any Franchise or on property having an aggregate fair market value in excess of $250,000 created or intended to be created by any of the Security Documents shall cease to be a valid and enforceable Lien, or any such Lien shall cease to be a perfected Lien; or

                 (f) any representation, warranty, certification or statement of the Company made or contained in this Agreement, or in any certificate, statement or other writing furnished in connection herewith or therewith or pursuant hereto or thereto shall prove to have been false or inaccurate in any material respect on the date as of which such representation or warranty was made; or

                 (g) the Company or any Partner (other than Cable TV Fund 12-B, Ltd.) shall, in respect of any of its Indebtedness under the Loan Agreement or any other Indebtedness (excluding the Notes) in an amount, individually or in the aggregate, in excess of $1,000,000 (x) fail to pay any amount of Indebtedness when due whether at maturity, at a date fixed for prepayment, upon acceleration or otherwise, or (y) default in the performance or observance of any other provision contained in any instrument or agreement evidencing such Indebtedness, if the effect of such failure to pay or default is to cause or permit the holder or the requisite holders of such Indebtedness or a trustee or agent (I) to cause such Indebtedness to become due and payable prior to its stated maturity, or (II) to take any action to realize upon any assets or property of the Company or any such Partner under any agreement or instrument evidencing or securing such Indebtedness; or

                 (h) the Partners shall agree to terminate or dissolve the Company or the Company shall be terminated or dissolved and not simultaneously continued; or

                 (i) any event or condition shall occur or exist with respect to any activity or substance regulated under the Environmental Control Laws and as a result of such event or condition, the Company has incurred a liability in excess of $500,000 during any consecutive twelve (12) month period; or

                 (j) any judgment, writ, warrant or attachment or execution or similar process which calls for payment or presents liability in excess of $500,000 (not covered by insurance) shall be rendered, issued or levied against the Company or a Partner or its respective property and such process shall not be paid, waived, stayed, vacated, discharged, settled, satisfied or fully bonded within sixty (60) days after its issuance or levy; or

                 (k) any judgment, writ, warrant or attachment or execution or similar process which calls for payment or presents liability in excess of $2,000,000 (not covered by insurance) shall be rendered, or issued or levied against Jones or its property and such process shall not be paid, waived, stayed, vacated, discharged, settled, satisfied or fully bonded within sixty (60) days after its issuance or levy; or

                 (l) the Company, any Partner or Jones shall institute proceedings for liquidation, readjustment, arrangement or composition (or for any related or similar purpose) under any law relating to financially distressed debtors, their creditors or property, or shall consent to (or fail to object to in a timely manner) the institution of any such proceedings against the Company, as the case may be; or

                 (m) the Company, any Partner or Jones shall be insolvent (within the meaning of any applicable law), or shall be unable, or shall admit in writing its inability, to pay its debts as they become due, or shall make an assignment for the benefit of creditors or enter into any arrangement for the adjustment or composition of debts or claims; or

                 (n) a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order (i) for the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Company, any Partner or Jones or of any part of their respective properties, or for the winding-up, dissolution or liquidation of their affairs; and such decree or order shall remain in force undischarged and unstayed for a period of more than thirty (30) days, or,(ii) for the sequestration or attachment of any material part of the property of the Company, any Partner or Jones without its unconditional return to the possession of the Company, any Partner or Jones, as the case may be, or its unconditional release from such sequestration or attachment, within thirty
(30) days thereafter; or

                 (o) a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order approving or acknowledging as properly filed or commenced against the Company, any Partner or Jones a petition or proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law relating to financially distressed debtors, their creditors or property, and any such decree or order shall remain in force undischarged and unstayed for a period of more than thirty (30) days; or

                 (p) the Company, any Partner or Jones shall take corporate action for the purpose or with the effect of authorizing or confirming the taking or existence of any action or condition specified in clause (l) or (m) above; or

                 (q)      (i) any Pension Plan (other than a Multiemployer
Plan) shall incur an "accumulated funding deficiency" (within the meaning of
Section 412 of the Code) with respect to any plan year; or (ii) any waiver shall be sought or granted under Section 412(d) of the Code; or (ii) any Pension Plan shall be, have been or be likely to be terminated or the subject of termination proceedings under ERISA; or (iii) the Company or any ERISA Affiliate shall incur or be likely to incur a liability to or on account of a Pension Plan under Section 4062, 4063, 4064 or 4201 of ERISA, and there shall result from one or more of the events set forth in the foregoing clauses (i) through (iv) either a liability or a material risk of incurring a liability to the PBGC or a Pension Plan, which could have a material and adverse effect on the business, earnings, prospects, properties or condition (financial or other) of the Company; or

                 (r) any franchise held by the Company shall be revoked, terminated or suspended and such revocation, termination or suspension shall not have been effectively stayed within ninety (90) days, other than any termination in connection with the sale of any assets pursuant to Section 9.18 hereof and other than revocations, terminations and suspensions which, individually or in the aggregate, do not result in the loss of more than 10% of the greater of the number of Basic Subscribers as of December 31, 1991 and the number of Basic Subscribers as of the end of the most recently ended Fiscal Quarter then, subject to the provisions of the Intercreditor Agreement:

                 (x) upon the occurrence and continuance of any of the Events of Default set forth in clauses (l) through (p), inclusive, of this
Section 11.1, the unpaid principal amount of the Notes shall automatically become due and payable, together with interest accrued thereon, plus a premium equal to the Make-Whole Amount, without presentment, demand, protest or any notice, all of which are expressly hereby waived;

                 (y) upon the occurrence and continuance of any Event of Default set forth in clause (a) or (b) of this Section 11.1 with respect to any Note, any holder of such Note may, in respect of the Note or Notes then held by such holder, by written notice to the Company, declare the Note(s) held by such holder to be due and payable, whereupon the same shall mature and become due and payable, together with interest accrued thereon, plus a premium equal to the Make-Whole Amount, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; or

                 (z) upon the occurrence and continuance of any of the Events of Default set forth in clauses (a) through (k), inclusive, or in clause
(q) or (r) of this Section 11.1, any holder or holders of a majority of the aggregate unpaid principal amount of the Notes then outstanding may by written notice or notices to the Company declare all of the Notes then outstanding to be due and payable, whereupon the same shall mature and become due and payable, together with interest accrued thereon, plus a premium equal to the Make-Whole Amount, without presentment, demand, protest or any other notice, all of which are hereby waived.

                 SECTION 11.2 DEFAULT REMEDIES. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing, the holder of any Note then outstanding may exercise any right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or agreement contained in this Agreement, the Security Documents or in such Note or for an injunction against a violation of any of the terms of this Agreement, the Security Documents or such Note or in aid of any exercise of any power granted in this Agreement, the Security Documents or in such Note, or may proceed to enforce payment of such Note or to enforce any other legal or equitable right of the holder of such Note. No remedy herein conferred upon any Noteholder is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. No course of dealing on the part of any Noteholder, or any delay or failure on the part of any Noteholder to exercise any right or power, shall operate as a waiver of such right or power or otherwise prejudice the rights, powers and remedies of such Noteholder or of any other Noteholder. No failure to insist upon strict compliance with any covenant, term, condition or other provision of this Agreement, the Security Documents or the Notes shall constitute a waiver by any Noteholder of any such covenant, term, condition or other provision or of any Default or Event of Default in connection therewith. To the extent effective under applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or that may hereafter exist that, but for this provision, might be applicable to any sale made under any judgment, order or decree of any court, or otherwise, based on the Notes or on any claim for interest on the Notes. If an Event of Default shall occur, and be continuing, the Company will pay to the Noteholders, to the extent not prohibited by applicable law, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection and of the taking of remedial actions and the maintenance of enforcement proceedings, including, without limitation, reasonable attorneys' fees and disbursements. All sums payable by the Company under the Notes shall be paid without counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction.

                 SECTION 11.3 NOTICE OF DEFAULT. If the holder of any Note or the holder of any other evidence of Indebtedness of the Company shall give any notice or take any other action with respect to a claimed default, the Company shall forthwith give written notice thereof to all holders of Notes then outstanding describing the notice or action and the nature of the claimed default.

                 SECTION 11.4 ANNULMENT OF ACCELERATION OF NOTES. If notice is delivered pursuant to clause (z) of Section 11.1 hereof by any Noteholder or Noteholders, then the holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate unpaid principal amount of Notes then outstanding may, in respect of all of the Notes, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof or of such Event of Default pursuant to this Agreement; provided, however, that at the time of any such annulment and rescission:

                 (a) no judgment or decree shall have been entered for payment or any monies due pursuant to the Notes or this Agreement and no action shall have been taken by any Noteholder or the Collateral Agent which may not then be waived, rescinded or annulled;

                 (b) all arrears of principal, premium and interest upon all the Notes and all other sums payable under the Notes, this Agreement and the Security Documents (including reasonable costs and expenses of the Noteholders incurred in connection with such notice under Section 11.1 hereof or annulment under this Section 11.4, but excluding any principal or interest on the Notes that shall have become due and payable by reason of such notice under Section 11.1 hereof or happening of such Event of Default) shall have been duly paid; and

                 (c) each and every other default hereunder and Event of Default shall have been duly waived or cured; and

provided, further, however, that no such rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right or power consequent thereon.

SECTION 12. INTERPRETATION OF AGREEMENT AND NOTES.

                 SECTION 12.1 DEFINITIONS. Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural form of the terms defined, where either such form is used in this Agreement):

                 The term "Affiliate," with respect to any Person (hereinafter "such Person"), shall mean any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person or another Affiliate of such Person, (ii) which beneficially owns or holds 5% or more of the shares of any class of the Voting Stock of such Person, or
         (iii) 5% or more of the shares of any class of Voting Stock of which is beneficially owned or held of record by such Person or any of its Subsidiaries or (iv) any officer, director, partner or employee of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. The term "Affiliate," when used herein without reference to any Person, shall mean an Affiliate of the Company.

                 The term "Agent" shall have the meaning set forth in Section 2.2(a) hereof.

                 The term "Albuquerque System" shall mean the cable franchise, related contract rights and operating cable television properties and systems of the Company located in and around the City of Albuquerque, New Mexico.

                 The term "Annualized Operating Cash Flow" shall mean as of the date of determination thereof, four (4) times Operating Cash Flow for the Fiscal Quarter most recently ended.

                 The term "Bank" shall mean individually, and "Banks" shall mean individually and collectively, CoreStates Bank, N.A., a national banking association which also conducts business as Philadelphia National Bank and as CoreStates First Pennsylvania Bank, The Royal Bank of Canada, a Canadian chartered bank, NationsBank of Texas N.A., a national banking institution, Connecticut National Bank, a national banking association, CIBC, Inc., a United States financial institution, and their successors and assigns.

                 The term "Basic Rate" shall mean the minimum standard monthly fees and charges for the minimum level of "basic services" or "expanded basic services" (as such terms are commonly used with respect to the Systems).

                 The term "Basic Subscribers" shall mean the number of subscribers in the Systems (excluding "second connects" as such term is commonly understood in the cable television industry) who are (a) currently receiving cable television signals supplied by the Company;
         (b) have commenced payment for such signals at the Basic Rate, directly or indirectly, under subscriptions with the Company; and (c) are not sixty (60) or more days delinquent in payments as determined on a contractual basis. In the case of commercial buildings, such as hotels or motels, or in the case of multiple residential dwellings, such as apartment houses and multifamily homes, which do not obtain reduced bulk service rates, each separate guest unit or dwelling unit receiving service shall be counted as one subscriber. The number of subscribers in a commercial building or in a multiple residential dwelling which does obtain a reduced bulk service rate shall be obtained by dividing (i) the aggregate dollar amount of monthly subscribers' fees paid on account of such commercial building or multiple residential dwelling for basic service and expanded basic service by (ii) the applicable monthly rate for expanded basic services for the System in which such building or dwelling is located. Residential households (other than in a multiple residential dwelling) paying for services under any form of deferral payment arrangement shall not be included.

                 The term "Board" shall mean, with respect to any Person, its board of directors or, if it does not have a board of directors, its governing body which performs the same duties as a board of directors.

                 The term "Business Day" shall mean any day on which commercial banks are not authorized or required to close in Englewood, Colorado or Boston, Massachusetts.

                 The term "Cable Act" shall mean the Cable Communications Policy Act of 1984, as amended, and all rules and regulations promulgated thereunder, as from time to time in effect.

                 The term "Cable TV Fund 12 Forms 10-K" shall have the meaning set forth in Section 2.2(a) hereof.

                 The term "Capital Expenditure" shall mean cash expenditures or the incurrence of Indebtedness for any fixed assets or improvements, replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including the direct or indirect acquisition of such assets by way of increased product service charges, offset items or otherwise.

                 The term "Capital Lease" shall mean any lease or other agreement for the use of property which is required to be capitalized on a balance sheet of the lessee or other user of property in accordance with generally accepted accounting principles.

                 The term "Closing Date" shall have the meaning set forth in
         Section 1.2 hereof.

                 The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute, together with the rules and regulations thereunder.

                 The term "Collateral" shall have the meaning set forth in
         Section 1.4(b) hereof.

                 The term "Collateral Agent" shall have the meaning set forth in Section 1.4(a) hereof.

                 The term "Commitment" shall mean, with respect to any Bank under the Loan Agreement, the amount of such Bank's "commitment" to lend or extend credit pursuant to such Loan Agreement as then in effect.

                 The term "Communications Act" shall mean the Federal Communications Act of 1934, as amended, and all rules and regulations promulgated thereunder, as from time to time in effect.

                 The term "Company" shall have the meaning set forth in the first sentence hereof.

                 The term "Copyright Act" shall mean title 17 of the United States Code, as amended, and the rules and regulations promulgated thereunder, as from time to time in effect.

                 The term "Deed of Trust (California)" shall have the meaning set forth in Section 1.4(a) hereof.

                 The term "Debt Service" shall mean for any Fiscal Quarter, the payments or accruals of principal, interest and fees due on Funded Debt in such Fiscal Quarter plus any amounts paid or accrued under Capital Leases for such Fiscal Quarter, plus any amounts, principal, interest or fees, actually paid on deferred Management Fees or Home Office Allocations or advances of Jones to the Company; provided, however, that for the purposes of determining Debt Service, one-half (1/2) of each semi-annual principal and interest payment due on the Notes shall be allocated on an equal basis between the two (2) quarters in each such semi-annual period.

                 The term "Default" shall mean any event or condition that would become an Event of Default after notice or passage of time or both.

                 The term "Depreciation" shall mean for any Fiscal Quarter, the sum of all the Company's depreciation and amortization expenses for such Fiscal Quarter, determined in accordance with generally accepted accounting principles.

                 The term "Disclosure Reports" shall have the meaning set forth in Section 2.2(a) hereof.

                 The term "DOL" shall have the meaning set forth in Section 3.4(a) hereof.

                 The term "Dollars" or "$" shall mean the lawful currency of the United States of America, and in relation to any payment under this Agreement, same day or immediately available funds.

                 The term "Environmental Control Statutes" shall mean all federal, state or local laws and regulations governing the control, removal, spill, release or discharge of hazardous or toxic wastes or substances, pollutants, contaminants, or petroleum products, as in effect from time to time, including without limitation as provided in the provisions and regulations of and the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act Amendments of 1972, the Hazardous Materials Transportation Act, and the Occupational Safety and Health Act, and all amendments to the foregoing.

                 The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute, together with the rules and regulations thereunder.

                 The term "ERISA Affiliate" shall mean any Person which is under "common control" with the Company or any Subsidiary (within the meaning of Section 414(b) or (c) of the Code or Section 4001(a)(14) of ERISA).

                 The term "ERISA Termination Event" shall mean (a) a
         "reportable event" (within the meaning of Section 4043(b) of ERISA) with respect to a Pension Plan (other than a "reportable event" as to which the PBGC has by regulation waived the 30-day notice requirement under Section 4043(a) of ERISA); provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code shall be an ERISA Termination Event regardless of the issuance of any waiver under Section 412(d) of the Code; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan during a plan year in which it was, a "substantial employer" (within the meaning of Section 4001(a)(2) of ERISA); (c) the complete or partial withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan under Section 4201 or 4204 or ERISA; (d) the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that is in reorganization or insolvent under Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; (e) the providing of a notice of intent to terminate a Pension Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA; (f) the institution of proceedings by the PBGC to terminate a Pension Plan or the appointment of a trustee to administer any Pension Plan under
         Section 4042 of ERISA; (g) the receipt by the Company or any ERISA Affiliate of a notice from any Multiemployer Plan that any action described in clause (f) has been taken with respect to that Multiemployer Plan; or (h) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

                 The term "Event of Default" shall have the meaning set forth in Section 11.1 hereof.

                 The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                 The term "Existing Bank Liens" shall have the meaning set forth in Section 2.6(a) hereof.

                 The term "Existing Loan Agreement" shall mean the Loan Agreement by and among the Company and the banks named therein, dated August 14, 1986, as supplemented by the January 5, 1987 letter agreement and amended by Amendment No.1 dated May 22, 1987, Amendment No. 2 dated March 31, 1988, Amendment No. 3 dated September 22, 1988, Amendment No. 4 dated March 29, 1989 and Amendment No. 5 dated June 29, 1990.

                 The term "FCC" shall mean the Federal Communications
         Commission.

                 The term "Financial Statements" shall have the meaning set forth in the Section 2.2(a) hereof.

                 The term "Fiscal Quarter" shall mean, with respect to the Company or a Partner, a fiscal quarter of the Company or Partner, which shall be any quarterly period ending on March 31, June 30, September 30 or December 31 of any year; and, with respect to Jones, a fiscal quarter of Jones, which shall be any quarterly period ending on August 31, November 30, February 28 or May 31 of any year.

                 The term "Fiscal Year" shall mean, with respect to the Company or a Partner, a fiscal year of the Company or Partner, which shall be any calendar year; and, with respect to Jones, a fiscal year of Jones, which shall be any year ending on May 31.

                 The term "Forms 10-K" shall have the meaning set forth in
         Section 2.2(a) hereof.

                 The term "Forms 10-Q" shall have the meaning set forth in
         Section 2.2(a) hereof.

                 The term "Funded Debt" shall mean, as of the date of determination thereof, (i) the aggregate principal amount of all of the Indebtedness of the Company for (a) borrowed money, other than trade Indebtedness incurred in the normal and ordinary course of business for value received; (b) Capital Leases; (c) installment purchases of real or personal property; and (d) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against a loss in respect of, Indebtedness or obligations of persons or entities other than the Company of the kinds referred to in clauses (a) through (c) above, less (ii) Indebtedness of the kind referred to in clause (i)(a) of the Company to Jones subordinated to the Notes pursuant to the Subordination Agreement.

                 The term "generally accepted accounting principles" shall mean, as of the date of determination with respect thereto, generally accepted accounting principles as understood and applied in the United States at the time in question.

                 The term "Gross Operating Revenues" shall mean, for any period, the sum of all payments made to the Company by subscribers in the Systems, and all other recurring revenues and receipts realized by the Company from the operation of its businesses during such period.

                 The term "guarantee," with respect to any Person, shall mean all obligations of such Person guaranteeing or in effect guaranteeing any Indebtedness (including, without limitation, liability in respect of a joint venture or a partnership), dividend or other obligation or Investment of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person (a) to purchase such Indebtedness, obligation or Investment or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness, obligation or Investment or (ii) to maintain working capital or equity capital, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, obligation or Investment, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness, obligation or investment of the ability of the primary obligor to make payment of such Indebtedness, obligation or Investment, or (d) otherwise to assure the owner of such Indebtedness, obligation or Investment against loss in respect thereof.

                 The terms "hereof," "herein," "hereunder" and other words of similar import shall be construed to refer to this

         Agreement as a whole and not to any particular Section or other subsection.

                 The term "holder," with respect to any Note, shall mean the Person in whose name such Note is registered.

                 The term "Home Office Allocations" shall mean for any period for which such sum is being computed the amount of reimbursement payable by the Company to Jones for general overhead and administrative expenses pursuant to Section 2 of the Management Agreement during such period.

                 The term "Indebtedness" with respect to any Person, shall mean all items (other than capital stock, capital surplus, retained earnings and deferred credits and deferred income taxes), which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date on which Indebtedness is to be determined. The term "Indebtedness" shall also include, whether or not so reflected, (a) indebtedness, obligations and liabilities secured by any Lien on property of such Person whether or not the indebtedness secured thereby shall have been assumed by such Person, (b) all obligations of such Person in respect of Capital Leases, and (c) all guarantees.

                 The term "Intercreditor Agreement" shall have the meaning set forth in Section 1.4(c) hereof.

                 The term "Institutional Investor" shall mean any one or more of the following Persons: (a) any bank, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity; (b) any charitable foundation; (c) any insurance company or Affiliate thereof or fraternal benefit association; (d) any pension, retirement or profit-sharing trust or fund; (e) any commercial finance company or leasing company; or (f) any public employees' pension or retirement system or any other governmental agency supervising the investment of public funds.

                 The term "Interest Expense" shall mean for any fiscal period of the Company the amount required to be paid or accrued by the Company as interest and fees on Funded Debt and as interest actually paid on deferred Management Fees and Home Office Allocations during such period.

                 The term "Interest Payment Date" shall have the meaning set forth in Section 1.1 hereof.

                 The term "Investment" shall mean any loan, advance, extension of credit (except for accounts and notes receivable for merchandise sold or services furnished in the ordinary course of business, and amounts paid in advance on account of the purchase price of merchandise to be delivered to the payor within one year of the date of the advance), or purchase of stock, notes, bonds or other securities or evidences of Indebtedness of any Person or capital contribution to any Person, whether in cash or other property. The amount of an Investment made by the Company shall be its cost (the amount of cash or the fair market value of other property given in exchange therefor), less any amount recouped by the Company in cash from a Person in which the Company had no actual or prospective financial interest at the time of such payment.

                 The term "IRS" shall have the meaning set forth in Section 2.11(a) hereof.

                 The term "Joint Venture Agreement" shall mean the Joint Venture Agreement dated as of March 17, 1986, by and among the Partners, as amended from time to time with the consent of the holders of a majority in aggregate unpaid principal amount of the Notes then outstanding.

                 The term "Jones" shall mean Jones Intercable, Inc., a Colorado corporation, which is the sole general partner of each of the Partners.

                 The term "Jones Form 10-K" shall have the meaning set forth in
         Section 2.2 (a) hereof.

                 The term "Jones' Weighted Average Cost of Borrowing" shall mean, for any period for which it is determined, the ratio of (a) the total interest expense (including but not limited to fees, original issue discounts, interest expense, and other similar financing charges recorded in the financial statements of Jones) on all indebtedness for money borrowed of Jones to (b) the sum of all indebtedness for money borrowed of Jones, such ratio to be expressed as a percentage rounded upward to the nearest 1/100th of a percentage point.

                 The term "Leasehold Assignment" shall have the meaning set forth in Section 1.4(a) hereof.

                 The term "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, civil law, statute, civil code or contract, whether or not such interest shall be recorded or perfected and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien, privilege, security interest or other encumbrance arising from a mortgage, deed of trust, hypothecation, cession, transfer, assignment, pledge, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property that such Person shall have acquired or shall hold subject to a conditional sale agreement or other arrangement (including a leasing arrangement) pursuant to which title to the property shall have been retained by or vested in some other Person for security purposes.

                 The term "Loan Agreement" shall have the meaning set forth in
         Section 1.4(c) hereof.

                 The term "Local Authorities" shall mean individually and collectively the state and local governmental authorities which govern the cable television systems owned by the Company, including but not limited to the Systems.

                 The term "Make-Whole Amount," shall mean, (a) in connection with the prepayment of any Note pursuant to Section 7.2, Section 7.5 or Section 7.6 hereof, an amount equal to the greater of (i) zero or
         (ii) the excess of (x) the sum of the present values, as at the prepayment date, of the amount of each remaining scheduled payment of interest (excluding any interest accrued to the prepayment date) on and principal of such Note, which will not be required to be made as a result of such prepayment (each such amount discounted separately at the Treasury Rate, determined as at the date one day before the prepayment date, compounded semiannually, from the date such amount would be due), over (y) the principal amount of such Note to be prepaid, and (b) in connection with any Note becoming or being declared to be due and payable pursuant to Section 11.1 hereof, an amount equal to the greater of (i) zero or (ii) the excess of (x) the sum of the present values, as at the date such Note became or was declared to be due and payable, of the amount of each remaining payment of interest (excluding any interest accrued to the date such Note became or was declared to be due and payable) on and principal of such Note (each such amount discounted separately at the Treasury Rate, determined as at the date on which such Note became or was declared to be due and payable, compounded semiannually, from the date such amount would have been due), over (y) the outstanding principal amount of such Note.

                 The term "Management Agreement" shall mean the Management Agreement dated as of April 30, 1986, as amended, by and between the Company and Jones pursuant to which Jones is employed as the manager of the Systems.

                 The term "Management Fees" shall mean for any Fiscal Quarter, the amount of management fees payable by the Company to Jones pursuant to Section 2 of the Management Agreement during such Fiscal Quarter.

                 The term "Moody's" shall mean Moody's Investors Service, Inc.

                 The term "Mortgage" shall have the meaning set forth in
         Section 1.4(b) hereof.

                 The term "Mortgage (Florida)" shall have the meaning set forth in Section 1.4(a) hereof.

                 The term "Mortgage (New Mexico)" shall have the meaning set forth in Section 1.4(a) hereof.

                 The term "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA).

                 The term "Net Cash Proceeds" shall mean, with respect to any sale of a System permitted pursuant to Section 9.18 hereof, the cash proceeds received by the Company in connection with such sale less related sales expenses and amounts distributed to the Partners on account of tax liabilities in connection with such sale as permitted by clause (i) of Section 9.9.

                 The term "Net Income" shall mean for any fiscal period, the Company's net income for such period plus, to the extent taken into account in calculating net profit, taxes accrued but not actually paid in cash for such period, as determined in accordance with generally accepted accounting principles, but, in any event, excluding:

                          (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any tax deductions or credits on account of any such excluded losses or any tax expense associated with any excluded gains;

                          (b)     all items properly classified as
                 extraordinary in accordance with generally accepted accounting principles;

                          (c) net earnings and losses of any Person, substantially all the assets of which have been acquired by the Company in any manner, realized by such other Person prior to the date of such acquisition;

                          (d) net earnings and losses of any Person which shall have been merged into or consolidated with the Company prior to the date of such merger or consolidation;

                          (e) net earnings of any Person in which the Company has an ownership interest except to the extent such net earnings shall have actually been received by the Company the form of cash distributions;

                          (f) earnings resulting from any reappraisal, re-evaluation or write-up of assets on or after January 1, 1992;

                          (g) any income resulting from any excess of the equity in any Person at the date of acquisition thereof over the amount invested in such Person;

                          (h) any gain arising from the acquisition of any partnership interest of the Company; and

                          (i) net income or gain (but not any net loss) during such period from any change in accounting, from any discontinued operations or the disposition thereof, from any extraordinary events or from any prior period adjustments.

                 The term "1990 Cable TV Fund 12 Form 10-K" shall have the meaning set forth in Section 2.2(a) hereof.

                 The term "1991 Cable TV Fund 12 Form 10-K" shall have the meaning set forth in Section 2.2(a) hereof.

                 The term "Noteholder", with respect to any Note, shall mean the Person in whose name such Note is registered.

                 The term "Notes" shall have the meaning set forth in Section
         1.1 hereof.

                 The term "Offering Memorandum" shall have the meaning set forth in Section 2.3(a) hereof.

                 The term "Officer's Certificate" shall mean a certificate executed on behalf of the Company by a Partner, on behalf of such Partner by Jones and on behalf of Jones by the President, Group Vice President-Finance or Treasurer thereof.

                 The term "Operating Cash Flow" shall mean for any fiscal period, the sum of Net Income plus the following items, in each case to the extent taken into account in calculating Net Income for such fiscal period: (a) Depreciation, (b) Interest Expense, (c) Management Fees and (d) Home Office Allocations.

                 The term "Other Purchasers" shall have the meaning set forth in Section 3.1 hereof.

                 The term "outstanding," with respect to the Notes, shall mean, as of the date of determination, all Notes theretofore delivered pursuant to this Agreement, except Notes theretofore canceled or delivered for cancellation and Notes in exchange or replacement for which other Notes have been delivered pursuant to this Agreement; provided, however, that, in determining whether the holders of the requisite aggregate unpaid principal amount of Notes outstanding have given any notice or taken any action hereunder, Notes held or owned, directly or indirectly, by the Company, any of its Subsidiaries or any other Affiliate shall be disregarded and deemed not to be outstanding.

                 The term "Palmdale System" shall mean the cable television franchises, related contract rights and operating cable television properties and systems of the Company in and around Antelope Valley (Palmdale/Lancaster/California City/Edwards Air Force Base), California, and in the development of Rancho Vista, Palmdale, California.

                 The term "Partners" shall mean, individually and collectively, the three limited partnerships comprising the Company, namely, Cable TV Fund 12-B, Ltd., Cable TV Fund 12-C, Ltd., and Cable TV Fund 12-D, Ltd., each a Colorado limited partnership.

                 The term "Partner Withdrawal" shall have the meaning set forth in Section 7.5 hereof.

                 The term "Pay Units" shall mean the number of pay cable television services subscribed to by Basic Subscribers in the Systems.

                 The term "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereof.

                 The term "Pension Plan" shall mean any Plan that is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA).

                 The term "Permitted Investment" shall mean (i) investments in commercial paper maturing in one hundred eighty (180) days or less from the date of issuance which is rated "A-1" or better by S&P or "P-1" or better by Moody's; (ii) investments in direct obligations of the United States of America or obligations of any agency thereof which are guaranteed by the United States of America, provided that such obligations mature within twelve (12) months of the date of acquisition thereof; and (iii) investments in certificates of deposit maturing within one (1) year from the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $500,000,000 and the long-term debt of which is rated "A+" or better by S&P or "Al" or better by Moody's.

                 The term "Permitted Lien" shall mean (i) Liens arising in favor of sellers or lessors for Indebtedness incurred to purchase or lease fixed or capital assets permitted under Section 9.10 hereof; provided, however, that such Liens secure only the Indebtedness created thereunder and are limited to the assets purchased or leased pursuant thereto; (ii) Liens for taxes, assessments or other governmental charges, federal, state or local, not yet due or the payment of which is not then required by Section 9.7 hereof; (iii) pledges or deposits to secure obligations under worker's compensation, unemployment insurance or social security laws or similar legislation;
         (iv) deposits to secure performance or payment bonds, bids, tenders, contracts, leases, franchises or public and statutory obligations required in the ordinary course of business; (v) deposits to secure surety, appeal or custom bonds required in the ordinary course of business; (vi) Liens to secure mechanic's claims, not yet due or the payment of which is not then required by Section 9.7 hereof; (vii) zoning restrictions, easements and similar immaterial restrictions which do not secure the payment of money and which in the aggregate do not adversely effect the Company's use and title to such property;
         (viii) judgment Liens in existence for not more than sixty (60) days and in an amount not in excess of $500,000 relating to judgments currently being contested in good faith by appropriate proceedings and which are covered by appropriate reserves maintained in cash or cash equivalents in accordance with generally accepted accounting principles; and (ix) Liens which are granted under pole attachment agreements upon equipment subject to such agreements in favor of pole lessors to secure the Company's obligations under such pole attachment agreements.

                 The term "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government (or any agency or political subsection thereof).

                 The term "Plan" shall mean any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) that the Company, any Subsidiary or any ERISA Affiliate maintains, contributes to or is obligated to contribute to for the benefit of employees or former employees of the Company, any Subsidiary or any ERISA Affiliate.

                 The term "Prepayment Date" shall have the meaning set forth in
         Section 7.3 hereof.

                 The term "Pro Forma Annualized Operating Cash Flow" shall mean, in connection with any sale of System pursuant to Section 9.18 hereof, (i) Operating Cash Flow for the period of three calendar months most recently ended determined on a pro forma basis to reflect the portion of Operating Cash Flow for such period attributable to the System being sold times (ii) four (4).

                 The term "Projections" shall have the meaning set forth in
         Section 2.3(c) hereof.

                 The term "Purchaser" shall have the meaning set forth in
         Section 3.1 hereof.

                 The term "Purchase Price" shall have the meaning set forth in
         Section 1.2 hereof.

                 The term "Qualified Institutional Buyer" shall have the meaning set forth in Rule 144A of the Securities Act.

                 The term "Restricted Payment" shall mean (a) any dividend or other distribution, direct or indirect, in respect of any partnership interests in the Company; or (b) any purchase, redemption, retirement or other acquisition by the Company of any of its partnership interests, now or hereafter outstanding, or of any warrants, rights or options (other than such warrants, options or rights held by the Company) evidencing a right to purchase or acquire any such partnership interests; or (c) any payment of Management Fees or Home Office Allocations.

                 The term "SEC" shall mean the Securities and Exchange Commission and any successor organization.

                 The term "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

                 The term "Security" shall have the meaning set forth in
         Section 1.4(b) hereof.

                 The term "Security Agreement" shall have the meaning set forth in Section 1.4(a) hereof.

                 The term "Security Documents" shall have the meaning set forth in Section 1.4(b) hereof.

                 The term "S&P" shall mean Standard & Poor's Corporation.

                 The Term "Subordination Agreement" shall mean a subordination agreement in the form annexed hereto as Exhibit H.

                 The term "Subsidiary" shall mean with respect to any corporation (the "Parent"), a corporation or partnership of which the parent, at the time in respect of which such term is used, owns directly, or controls with power to vote, indirectly through one or more Subsidiaries, shares of at least fifty percent (50%) of its Voting Stock. Unless the context clearly indicates the contrary, "Subsidiary" refers to a Subsidiary of the Company.

                 The term "System" shall mean individually, and "Systems" shall mean individually and collectively, the Palmdale System, the Tampa System and the Albuquerque System.

                 The term "Tampa System" shall mean the cable television franchises, related contract rights and operating properties and systems of the Company in and around the City of Tampa, Florida.

                 The term "this Agreement" shall mean this Note Purchase Agreement (including the annexed Exhibits and Schedules), as it may from time to time be amended, supplemented or modified in accordance with its terms.

                 The term "Treasury Rate," as of the date of any determination thereof in connection with the determination of the Make-Whole Amount, shall mean the sum of (A) the rate per annum (rounded to the nearest one-thousandth of one percent) equal to the yield on issues of actively traded "On the Run" United States Treasury Securities having a maturity equal to the Weighted Average Life to Maturity of the Notes (determined, if necessary, by linear interpolation of the yields on actively traded "On the Run" United States Treasury Securities having maturities greater than (but nearest to) and less than (but nearest to) the Weighted Average Life to Maturity of the Notes)) as reported by the Telerate Access Services, page 8003, provided by Telerate Systems Incorporated (or if such data ceases to be available, such reasonably comparable source for such data or similar data) as may be designated for such period by the holder or holders of a majority in aggregate unpaid principal amount of the Notes then outstanding), plus (B)(i) in connection with any determination of the Make-Whole Amount payable in connection with any prepayment of the Notes (other than pursuant to Section 7.6 hereof) 50 basis points or (ii) in connection with any determination of the Make-Whole Amount payable in connection with any prepayment of the Notes by the Company pursuant to Section 7.6 hereof, 75 basis points.

                 The term "Voting Stock," with respect to a corporation, shall mean the stock of such corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect members of the Board (or other governing body) of such corporation, and with respect to any partnership, shall mean the partnership interests in such partnership the owners of which are entitled to manage the affairs of partnership, or vote in connection with the management of the affairs of the partnership or the designation of another Person as the Person entitled to manage the affairs of the partnership (it being understood that, in the case of any partnership, "shares" of Voting Stock shall refer to such partnership interests).

                 The term "Weighted Average Life to Maturity" of any borrowed funds, as of the date of the determination thereof, shall mean the number of years obtained by dividing the then Remaining Dollar-years of such borrowed funds by the then outstanding principal amount thereof. The term "Remaining Dollar-years" of any borrowed funds shall mean the amount obtained by (a) multiplying the amount of each then remaining sinking fund, serial maturity or other required repayment, including repayment at final maturity, by the number of years (calculated to the nearest one-twelfth) which will elapse between the time in question and the date of the repayment and (b) totaling all of the products obtained in (a).

                 The term "Wholly-Owned Subsidiary," with respect to any Person, shall mean any Subsidiary of such Person all of the outstanding shares of Voting Stock or similar interests of which are owned, directly or indirectly, by such Person or another Wholly-Owned Subsidiary of such Person. The term "Wholly-Owned Subsidiary", when used herein without reference to any particular Person, shall mean a Wholly-Owned Subsidiary of the Company.

                 SECTION 12.2 DIRECTLY OR INDIRECTLY. Any provision in this Agreement referring to action to be taken by any Person, or that such Person is prohibited from taking, shall be applicable whether such action is taken directly or indirectly by such Person.

                 SECTION 12.3 ACCOUNTING TERMS. All accounting terms used herein that are not otherwise expressly defined shall have the respective meanings given to them in accordance with generally accepted accounting principles at the particular time.

                 SECTION 12.4 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                 SECTION 12.5 HEADINGS. The headings of the Sections and other subsections of this Agreement have been inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

                 SECTION 12.6 INDEPENDENCE OF COVENANTS. Each covenant made by the Company herein is independent of each other covenant so made. The fact that the operation of any such covenant permits a particular action to be taken or condition to exist does not mean that such action or condition is not prohibited, restricted or conditioned by the operation of the provisions of any other covenant herein.

SECTION 13. MISCELLANEOUS.

                 SECTION 13.1 NOTICES. (a) All communications under this Agreement or the Notes shall be in writing and sent by facsimile transmission and delivered or mailed in writing (i) if to you, to you at your facsimile number and address set forth in Schedule I hereto, marked for attention as there indicated, or at such other address as you may have furnished to the Company in writing, (ii) if to any other Noteholder, to it at its facsimile number and address listed in the books for the registration and registration of transfer of Notes, required to be maintained by the Company pursuant to Section
8.1 hereof, or at such other address as such Noteholder shall have furnished to the Company in writing and (iii) if to the Company, to it at its facsimile number and address shown at the head of this Agreement or at such other address or facsimile number as it shall have furnished in writing to you and all other holders of the Notes at the time outstanding.

                 (b) Any written communication so addressed, sent by facsimile transmission and mailed by certified or registered mail, return receipt requested, shall be deemed to have been given when so mailed. All other written communications shall be deemed to have been given upon receipt thereof.

                 SECTION 13.2 SURVIVAL. All representations, warranties and covenants made by the Company herein or by the Company in any certificate or other instrument delivered under or in connection with this Agreement shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes regardless of any investigation made by you or on your behalf. All statements in any such certificate or other instrument shall constitute representations and warranties of the Company hereunder.

                 SECTION 13.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereof and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereof and their respective successors and assigns permitted hereunder; provided, however, that you shall not have any obligation to purchase Notes of any Person other than Cable TV Fund 12-BCD, a Colorado general partnership. Whether or not expressly so stated and subject to the restrictions set forth herein, the provisions of Sections 5 through 13 of this Agreement are intended to be for your benefit and for the benefit of all holders from time to time of the Notes, and shall be enforceable by you and any other such Noteholder whether or not an express assignment to such holder of rights under this Agreement shall have been made by you or your successors or assigns; and, provided further, that the provisions of Section 5 and Sections 6.2, 6.3, 9.1 and 9.5 hereof shall also be for the benefit of, and shall be enforceable by, any Person who shall no longer be a Noteholder but who shall have incurred any expense or been subjected to any liability referred to therein while, or on the basis of being, such a Noteholder.

                 SECTION 13.4 AMENDMENT AND WAIVER. (a) This Agreement and the Notes may be amended or supplemented, and the observance of any term hereof or thereof may be waived, with the written consent of the Company and (i) on or prior to the Closing Date, you, and (ii) after the Closing Date, the holders of a majority in aggregate unpaid principal amount of the Notes then outstanding; provided, however, that no such amendment, supplement or waiver shall, without the written consent of the holders of all the Notes then outstanding, (a) change, with respect to the Notes, the amount or time of any required prepayment or payment of principal or premium or the rate or time of payment of interest, or change the funds in which any prepayment or payment on the Notes is required to be made; (b) amend or supplement any provision of Section 7.5 hereof; (c) reduce the percentage of the aggregate principal amount of Notes required for any amendment, consent or waiver hereunder; or (d) release any Lien of the Noteholders on any of the Collateral or affect the priority thereof (except to the extent otherwise permitted under the Intercreditor Agreement). Any amendment or waiver effected in accordance with this Section 13.4 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Company. Notwithstanding any other provision of this Agreement, no consent to any such amendment or supplement by any Noteholder and no such waiver by any Noteholder shall have any effect for the purposes of this Section 13.4 if such consent or waiver was obtained in connection with or in anticipation of the purchase by the Company, any Affiliate of the Company or any other Person of any portion of the Notes held by such Noteholder, unless the holder of each Note at the time outstanding has executed a consent or waiver, as the case may be, to substantially the same effect as the consent or waiver obtained from such Noteholder.

                 (b) The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement, the Notes or the Security Documents unless each Noteholder (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver effected pursuant to the provisions of this Section 13.4 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Noteholder as consideration for or as an inducement to the entering into by any Noteholder of any waiver or amendment of any of the terms and provisions of this Agreement, the Security Documents or the Notes unless such remuneration is concurrently paid, on the same terms ratably to the holders of all of the Notes then outstanding.

                 SECTION 13.5 COUNTERPARTS. This Agreement may be executed and delivered to you simultaneously in two or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

                 SECTION 13.6 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto (other than the Notes), including, without limitations (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the closing of your purchase of the Notes, and (c) financial statements, certificates and other information heretofore or hereafter furnished to you, may be reproduced by you by any photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law and court or agency rules, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall be admissible in evidence to the same extent.

                 SECTION 13.7 CONSENT TO JURISDICTION AND VENUE. The Company hereby irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement, the Security Documents or any Note may be brought in a court of record in the State of New York or in the courts of the United States of America located in such State, (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding, and
(iii) waives any objection which it may have to the laying of venue of any such claim that any such suit, action or proceeding has been brought in an inconvenient forum and covenants that it will not seek to challenge the jurisdiction of any such court or seek to oust the jurisdiction of any such court, whether on the basis of inconvenient forum or otherwise. The Company irrevocably consents to the service of any and all process in any such suit, action or proceeding by mail copies of such process to the Company at its address for notices provided in Section 13.1 hereof. The Company agrees that a final non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this Section 13.7 shall be by registered or certified mail, return receipt requested. Nothing in this Section 13.7 shall affect your right to serve legal process in any other manner permitted by law or affect your right to bring any suit, action or proceeding against the Company or any of its properties in the courts of any other jurisdiction.

                 SECTION 13.8 NON-RECOURSE. Anything contained in this Agreement or any Security Document to the contrary notwithstanding (except the provisions set forth in Paragraph 15 of the Subordination Agreement), in any action or proceeding brought on the Notes, this Agreement, or any Security Document or the Indebtedness evidenced or secured thereby, no deficiency judgment shall be sought or obtained against Jones or any Partner or enforced against the separate assets of Jones or any Partner, and the liability of Jones or any Partner for any amounts due under the Notes, this Agreement, or any Security Document, shall be limited to the interest of Jones and the Partners in the Collateral and in any other assets of the Borrower. Any Noteholder may join Jones in its capacity as general partner of the Company as defendant in any legal action it undertakes to enforce its rights and remedies under the Notes, this Agreement or any Security Document, but any judgment in any such action may be satisfied by recourse only to the Collateral and any other assets of the Company, but not by recourse directly to or by execution on Jones' or any Partners separate assets. Notwithstanding the foregoing, nothing set forth herein shall be deemed to limit the liability of Jones or any Partner or its assets or prohibit any Noteholder from taking any legal action against Jones or any Partner or its assets (a) for any fraud, intentional misconduct or gross negligence of Jones or any Partner, or (b) to enforce Jones' obligations under the Subordination Agreement, or (c) to recoup any amounts or assets paid or transferred directly or indirectly by the Company to Jones or any Partner in violation of any provisions of this Agreement.

                 If the foregoing is satisfactory to you, please sign the form of acceptance on the enclosed counterparts hereof and return the same to the Company, whereupon this letter, as so accepted, shall become a binding contract between you and each of the undersigned.

                                           Very truly yours,

                                           CABLE TV FUND 12-BCD VENTURE


                                           By: CABLE TV FUND 12-B, LTD., a
                                               general partner,

                                           By: CABLE TV FUND 12-C, LTD., a
                                               general partner,

                                           By: CABLE TV FUND 12-D, LTD., a
                                               general partner,

                                           By: JONES INTERCABLE, INC.,
                                               their general partner


                                           By: /s/ J. TIMOTHY BRYAN
                                              ------------------------------
                                               Name: J. Timothy Bryan
                                               Title: Treasurer

The foregoing Agreement
 is hereby accepted.

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


By: /s/ WILLIAM H. DAVIS
   ------------------------------
    Name: William H. Davis
    Title: Senior Investment Officer

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY


By: /s/ STEPHAN A. MACLEAN
   ------------------------------
    Name: Stephan A. MacLean
    Title: Investment Vice President

MELLON BANK, N.A. AS TRUSTEE FOR NYNEX
    MASTER PENSION TRUST


By: /s/ SUSAN M. HOLLINGSWORTH
   ------------------------------
    Name: Susan M. Hollingsworth
    Title: Associate Counsel

AMERICAN GENERAL LIFE INSURANCE COMPANY
    OF NEW YORK


By: /s/ JULIA S. TUCKER
   ------------------------------
    Name: Julia S. Tucker
    Title: Investment Officer

GULF LIFE INSURANCE COMPANY


By: /s/ JULIA S. TUCKER
   ------------------------------
    Name: Julia S. Tucker
    Title: Investment Officer

CONNECTICUT MUTUAL LIFE INSURANCE COMPANY


By: /s/ WILLIAM F. CASE
   ------------------------------
    Name: William F. Case
    Title: Senior Investment Officer

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY


By: /s/ WAYNE T. HOFFMAN
   ------------------------------
    Name: Wayne T. Hoffman
    Title: Vice President


By: /s/ DAVID BULLWINKLE
   ------------------------------
    Name: David Bullwinkle
    Title: Vice President

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


By: /s/ ILLEGIBLE
   ------------------------------
    Name:
    Title:

THE TRAVELERS INSURANCE COMPANY


By: /s/ GILBERT G. CAMPBELL
   ------------------------------
    Name: Gilbert G. Campbell
    Title: Second Vice President